                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT



                           Dated as of March 30, 2000




                                      Among

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
                                  as Borrower,

                            THE LENDERS PARTY HERETO,

                                       and

                               FLEET NATIONAL BANK
                            as Agent for the Lenders

                           PARTIES TO THE TRANSACTION


Agent:            Fleet National Bank
                  One Federal Street
                  Boston, MA  02110
                  Mr. Brian J. Slater
                  Phone :  617-346-5016
                  Fax:   617-346-5025

Counsel to
Agent:            Chappell White LLP
                  268 Summer Street
                  Boston, MA  02210
                  Louis J. DiFronzo, Jr., Esquire
                  Robert L. Vitale, Esquire
                  Phone:  617-279-3000
                  Fax:  617-279-3001

Borrower:         Bright Horizons Family Solutions, Inc.
                  One Kendall Square, Bldg. 200
                  Cambridge, MA  02139
                  Ms. Elizabeth J. Boland
                  Mr. James A. Plocica
                  Phone:  617-679-0662
                  Fax:  617-252-4372

Counsel to
Borrower:         Bass, Berry & Sims PLC
                  2700 First American Center
                  Nashville, TN  37238-2700
                  Howard H. Lamar, III, Esquire
                  Phone:  615-742-6200
                  Fax:  615-742-6273
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


Lender:            Bank of America
                   414 Union Street
                   Nashville, Tennessee  37239
                   Mr. William H. Diehl
                   Phone: (615) 749-3034
                   Fax:   (615) 749-4762

Counsel to
Lender:            -----------------------

                   -----------------------

                   -----------------------

                   -----------------------
                   Phone:
                          ----------------
                   Fax:
                       -------------------

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                               TABLE OF CONTENTS

                                                                                                                       PAGE
ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS
     Section 1.1.     Definitions .....................................................................................   1
     Section 1.2.     Accounting Terms ................................................................................  11
     Section 1.3      Rules of Interpretation .........................................................................  11

ARTICLE 2. THE REVOLVING CREDIT
     Section 2.1.     The Revolving Credit  ...........................................................................  12
     Section 2.2.     Making of Advances  .............................................................................  13
     Section 2.3.     Interest on Advances  ...........................................................................  14
     Section 2.4.     Election of LIBOR Pricing Options  ..............................................................  14
     Section 2.5.     Additional Payments  ............................................................................  15
     Section 2.6.     Computation of Interest, Etc.  ..................................................................  16
     Section 2.7.     Fees  ...........................................................................................  16
     Section 2.8.     Set-Off  ........................................................................................  16
     Section 2.9.     Sharing of Payments  ............................................................................  17
     Section 2.10.    Increased Costs, Etc.  ..........................................................................  17
     Section 2.11.    Changed Circumstances  ..........................................................................  20
     Section 2.12.    Use of Proceeds  ................................................................................  20
     Section 2.13.    Letters of Credit  ..............................................................................  20

ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES
     Section 3.1.     Conditions to First Advance .....................................................................  25
     Section 3.2.     Conditions to All Advances ......................................................................  26

ARTICLE 4. PAYMENT AND REPAYMENT
     Section 4.1.     Mandatory Prepayment  ...........................................................................  27
     Section 4.2.     Schedule of Installment Payments of Principal  ..................................................  27
     Section 4.3.     Voluntary Prepayments  ..........................................................................  27
     Section 4.4.     Payment and Interest Cutoff  ....................................................................  27
     Section 4.5.     Payment or Other Actions on Non-Business Days  ..................................................  27
     Section 4.6.     Method and Timing of Payments ...................................................................  28
     Section 4.7.     Payments Not at End of Interest Period  .........................................................  28
     Section 4.8.     Currency  .......................................................................................  29

ARTICLE 5. REPRESENTATIONS AND WARRANTIES
     Section 5.1.     Corporate Existence, Charter Documents, Etc.  ...................................................  29
     Section 5.2.     Principal Place of Business; Location of Records  ...............................................  29
     Section 5.3.     Qualification  ..................................................................................  29
     Section 5.4.     Subsidiaries  ...................................................................................  29
     Section 5.5.     Corporate Power  ................................................................................  29
     Section 5.6.     Valid and Binding Obligations  ..................................................................  30
     Section 5.7.     Other Agreements  ...............................................................................  30


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

     Section 5.8.     Payment of Taxes ................................................................................  30
     Section 5.9.     Financial Statements ............................................................................  31
     Section 5.10.    Other Materials Furnished .......................................................................  31
     Section 5.11.    Capitalization ..................................................................................  31
     Section 5.12.    Changes in Condition ............................................................................  31
     Section 5.13.    Assets ..........................................................................................  32
     Section 5.14.    Litigation ......................................................................................  32
     Section 5.15.    Pension Plans....................................................................................  32
     Section 5.16.    Outstanding Indebtedness ........................................................................  32
     Section 5.17.    Environmental Matters ...........................................................................  33
     Section 5.18.    Foreign Trade Regulations .......................................................................  34
     Section 5.19.    Governmental Regulations ........................................................................  34
     Section 5.20.    Margin Stock ....................................................................................  34
     Section 5.21     Transaction in Best Interest of Borrower, Consideration..........................................  34
     Section 5.22     Sufficiency of Assets............................................................................  35
     Section 5.23     Intellectual Property............................................................................  35
     Section 5.24     Material Contracts...............................................................................  35
     Section 5.25     Permits..........................................................................................  36

ARTICLE 6. REPORTS AND INFORMATION
     Section 6.1.     Quarterly Financial Statements and Reports ......................................................  37
     Section 6.2.     Annual Financial Statements .....................................................................  37
     Section 6.3.     Notice of Defaults ..............................................................................  37
     Section 6.4.     Notice of Litigation ............................................................................  37
     Section 6.5.     Communications with Others ......................................................................  38
     Section 6.6.     Reportable Events ...............................................................................  38
     Section 6.7.     Annual Pension Reports ..........................................................................  38
     Section 6.8.     Reports to Other Creditors ......................................................................  38
     Section 6.9.     Communications with Independent Public Accountants ..............................................  38
     Section 6.10.    Environmental Reports ...........................................................................  38
     Section 6.11.    Miscellaneous ...................................................................................  39

ARTICLE 7. FINANCIAL COVENANTS
     Section 7.1.     Consolidated Net Worth ..........................................................................  39
     Section 7.2.     Debt Service Coverage ...........................................................................  39
     Section 7.3      Funded Debt Ratio................................................................................  39

ARTICLE 8. AFFIRMATIVE COVENANTS
     Section 8.1.     Punctual Payment ................................................................................  40
     Section 8.2.     Existence and Business ..........................................................................  40
     Section 8.3.     Taxes and Other Obligations .....................................................................  40
     Section 8.4.     Maintenance of Properties and Leases ............................................................  40
     Section 8.5.     Insurance .......................................................................................  40
     Section 8.6.     Records, Accounts and Places of Business ........................................................  41
     Section 8.7.     Inspection ......................................................................................  41
     Section 8.8.     Maintenance of Accounts .........................................................................  41


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



     Section 8.9      Year 2000 Compatibility .........................................................................  41
     Section 8.10.    Use of Proceeds .................................................................................  41
     Section 8.11.    Creation of Subsidiaries ........................................................................  41
     Section 8.12.    Further Assurances ..............................................................................  41


ARTICLE 9. NEGATIVE COVENANTS
     Section 9.1.     Restrictions on Indebtedness ....................................................................  42
     Section 9.2.     Restriction on Liens; Agreements Not to Pledge ..................................................  43
     Section 9.3.     Investments .....................................................................................  44
     Section 9.4      Dispositions of Assets...........................................................................  45
     Section 9.5.     Assumptions, Guaranties, Etc. of Indebtedness of Other Persons...................................  46
     Section 9.6.     Mergers, Etc.....................................................................................  46
     Section 9.7.     ERISA ...........................................................................................  46
     Section 9.8.     Distributions ...................................................................................  46
     Section 9.9.     Sale and Leaseback...............................................................................  46
     Section 9.10.    Transactions with Affiliates ....................................................................  47
     Section 9.11.    Voluntary Payment ...............................................................................  47

ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES
     Section 10.1.    Events of Default ...............................................................................  47
     Section 10.2.    Remedies ........................................................................................  49
     Section 10.3.    Distribution of Proceeds ........................................................................  49

ARTICLE 11.           CONSENTS; AMENDMENTS; WAIVERS; REMEDIES
     Section 11.1.    Actions by Lenders ............................................................................... 50
     Section 11.2.    Actions by Borrower .............................................................................. 50

ARTICLE 12. SUCCESSORS AND ASSIGNS
     Section 12.1.    General .......................................................................................... 51
     Section 12.2.    Assignments ...................................................................................... 51
     Section 12.3.    Participations ..................................................................................  52

ARTICLE 13. THE AGENT
     Section 13.1.    Authorization ...................................................................................  53
     Section 13.2     Employees and Agents.............................................................................  53
     Section 13.3     No Liability.....................................................................................  53
     Section 13.4     No Representations...............................................................................  53
     Section 13.5     Payments.........................................................................................  54
     Section 13.6     Holders of Notes.................................................................................  55
     Section 13.7     Indemnity........................................................................................  55
     Section 13.8     Agent as Lender..................................................................................  55
     Section 13.9     Resignation......................................................................................  55
     Section 13.10    Amendment of Article 13..........................................................................  55
     Section 13.11    Duties in the Case of Enforcement................................................................  56
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


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
ARTICLE 14. MISCELLANEOUS
     Section 14.1.    Notices  ........................................................................................  56
     Section 14.2.    Integration .....................................................................................  57
     Section 14.3.    Governing Law; Consent to Jurisdiction  .........................................................  57
     Section 14.4.    Counterparts  ...................................................................................  57
     Section 14.5.    Expenses and Indemnification   ..................................................................  57
     Section 14.6.    Waiver of Jury Trial and Certain Damage Claims...................................................  58
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                                       iv


LIST OF EXHIBITS AND SCHEDULES



Exhibit A                  Form of Revolving Credit Note
Exhibit B                  Form of Notice of Borrowing
Exhibit C                  Form of Certificate of Permitted Acquisition
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Notice of Continuation/Conversion
Exhibit F                  Form of Opinion of Borrower's Counsel
Exhibit G                  Form of Assignment and Acceptance Agreement
Exhibit H                  Form of Letter of Credit Request

Schedule 1                 Schedule of Commitment Percentages
Schedule 2                 Pricing/Facility Fee Schedule
Schedule 5.1               Charter Documents of Certain Subsidiaries
Schedule 5.2               Schedule of Locations
Schedule 5.4               Schedule of Subsidiaries
Schedule 5.7               Schedule of Agreements
Schedule 5.9               Schedule of Financial Statements
Schedule 5.11              Schedule of Issued and Outstanding Stock
Schedule 5.16 Schedule of Indebtedness, Liens, Charges and Encumbrances
Schedule 5.17              Environmental Matters
Schedule 5.23              Intellectual Property
Schedule 5.24              Material Contracts
Schedule 5.25              Permits
Schedule 8.5               Schedule of Insurance
Schedule 9.3               Investments

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of March 30, 2000 by and among Bright Horizons Family Solutions, Inc., a Delaware corporation, the lenders from time to time party hereto, and Fleet National Bank, as agent for the lenders from time to time party hereto.

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lenders extend a certain facility in favor of the Borrower to support the Borrower's ongoing working capital requirements and general corporate purposes as well as potential acquisitions and the Lenders have agreed to extend such credit facility subject to the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                   ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

         "Advance or Advances" shall mean any loan or advance, including Letter of Credit Outstandings, from any Lender to the Borrower under the Revolving Credit Facility pursuant to Section 2.1 of this Agreement.

         "Affiliate" shall mean (a) any director or officer of the Borrower and
(b) any Person that controls, is controlled by or is under common control with the Borrower. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agency Fee" shall have the meaning set forth in Section 2.7(c) hereof.

         "Agent" shall mean Fleet National Bank, in its capacity as agent for the Lenders, and its successors in that capacity.

         "Agreement" shall mean this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

         "Applicable Prime Rate" shall mean the sum of (i) the Prime Rate as is in effect from time to time plus (ii) the Prime Rate Margin determined in accordance with the Pricing Schedule.

         "Applicable LIBOR Rate" shall mean the sum of (i) the LIBOR Rate plus
(ii) the LIBOR Rate Margin determined in accordance with the Pricing Schedule.

         "Assignment and Acceptance Agreement" shall have the meaning set forth in Section 12.2 (a) hereof.

         "Borrower" shall mean Bright Horizons Family Solutions, Inc., a Delaware corporation.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Loans any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank Eurodollar market.

         "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

         "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

         "Cash Taxes" shall mean actual Taxes paid by the Borrower during the applicable period on income of the Borrower, as determined in accordance with Generally Accepted Accounting Principles.

         "Closing Date" shall mean the date on which all of the conditions set forth in Section 3.1 have been satisfied.

         "Commitment" or "Commitment Amount" shall mean each Lender's Commitment Percentage as set forth on Schedule 1 hereto multiplied by the Maximum Credit Amount, as same may be reduced from time to time.

         "Commitment Fee" shall have the meaning set forth in Section 2.7(b).

         "Commitment Percentage" shall mean as to each Lender its percentage interest in the Maximum Credit Amount as set forth on Schedule 1 hereto.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Borrower within the meaning of
Section 414(b) or (c) of the Internal Revenue Code.

         "Compliance Certificate" shall mean a certificate in the form of Exhibit D hereto and executed by the chief executive officer or chief financial officer of the Borrower.

         "Consolidated" and "Consolidating," and "consolidated" and "consolidating" when used with reference to any term, shall mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with generally accepted accounting principles.

         "Consolidated Current Liabilities" shall mean, at any date as of which the amount thereof shall be determined, all liabilities of the Borrower and its Subsidiaries which should properly be classified as current in accordance with generally accepted accounting principles consistently applied, including all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of the Borrower and its Subsidiaries required to be made within one year from the date of determination, including all Indebtedness of the Borrower hereunder.

         "Consolidated EBIT" shall mean for any period the sum of (a) Consolidated Net Income and (b) all amounts deducted in computing Consolidated Net Income in respect of (i) Interest Expense on Indebtedness and (ii) taxes based on or measured by income, in each case for the period under review.

         "Consolidated EBITDA" shall mean for the applicable period the sum of
(a) Consolidated EBIT, plus (b) the aggregate amount of consolidated depreciation and amortization expense (c) plus non-cash extraordinary or non-recurring losses (d) less extraordinary non-recurring gain.

         "Consolidated Funded Debt" shall mean, at any date as of which the amount thereof shall be determined, the total of (i) indebtedness or liability of the Borrower and its Subsidiaries for borrowed money; (ii) obligations of the Borrower and its Subsidiaries as lessee under Capital Leases; (iii) obligations under letters of credit issued for the account of the Borrower; and (iv) obligations secured by any lien on property owned by the Borrower whether or not the obligations have been assumed by a third party.

         "Consolidated Intangible Assets" means assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles that are properly classifiable as intangible assets, including goodwill, franchises, licenses, patents, trademarks, trade names and copyrights, and "soft assets" such as amounts due from officers, employees, stockholders, affiliates and related parties.

         "Consolidated Net Income" shall mean for the applicable period the net income (or deficit) from operations of the Borrower and its Subsidiaries, after taxes, and other proper charges, determined in accordance with generally accepted accounting principles consistently applied.

         "Consolidated Net Worth" shall mean, at any date as of which the amount thereof shall be determined, the Consolidated Total Assets of the Borrower and its Subsidiaries, less the Consolidated Total Liabilities of the Borrower and its Subsidiaries.

         "Consolidated Senior Debt" shall mean all Indebtedness of the Borrower and its Subsidiaries (including Capitalized Lease Obligations) for borrowed money (excluding Subordinated Indebtedness).

         "Consolidated Tangible Net Worth" means Consolidated Total Assets minus the sum of (i) Consolidated Intangible Assets and (ii) Consolidated Total Liabilities.

         "Consolidated Total Assets" shall mean all assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Total Liabilities" shall mean all liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles including all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

         "Credit Participants" shall have the meaning set forth in Section 12.3 hereof.

         "Credit Maturity Date" shall mean June 30, 2005.

         "Current Maturity of Long-Term Debt" ("CMLTD") shall mean the current maturity of long-term Indebtedness of the Borrower and its Subsidiaries paid during the applicable period, including amounts required to be paid during such period under Capital Leases, as determined in accordance with Generally Accepted Accounting Principles.

         "Debt Service Coverage" shall mean for the applicable period the ratio of Consolidated EBITDA less Cash Taxes less Dividends, divided by CMLTD plus Interest Expense.

         "Default" shall mean an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

         "Default Rate" shall mean the interest rate otherwise in effect plus two percent (2%) effective immediately upon the occurrence of an Event of Default.

         "Distribution" shall mean as to any Person: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of such Person directly or indirectly, (c) any other distribution on or in respect of any shares of any class of capital stock of such Person, (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of such Person, (e) the return of capital by the Borrower to its shareholders as such, and (f) any payment of, principal of, interest on, or fees or any other amounts with respect to Subordinated Indebtedness.

         "Dividends" shall mean, for the applicable period, the aggregate of all amounts paid or payable (without duplication) by the Borrower as dividends, distributions or owner withdrawals, and includes any return of capital to shareholders, partners or members.

         "Eligible Assignee" shall mean with respect to any prospective assignee of a Loan (a) any Lender, any Affiliate of any Lender and with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; (b) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $500,000,000 and having a net worth in excess of $50,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (e) the central bank of any country which is a member of the OECD; and (f) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by Agent, such approval not to be unreasonably withheld, provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be an Eligible Assignee.

         "Environmental Law" shall mean any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall have the meaning set forth in Section 10.1 hereof.

         "Facility Fee" shall have the meaning set forth in Section 2.7 (a) hereof.

         "Facing Fee" shall have the meaning set forth in Section 2.7(d) hereof.

         "Funded Debt Ratio" shall mean, on a rolling four (4) quarter basis and tested quarterly, the ratio of Consolidated Funded Debt at the end of such period to Consolidated EBITDA for such period.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

         "Guaranty" or "Guarantee" or "Guaranties" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

         "Indebtedness" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         "Interest Expense" shall mean, for the applicable period, all interest paid or payable, including interest paid or payable on Indebtedness and on Capital Leases, determined in accordance with generally accepted accounting principles.

         "Interest Period" shall mean with respect to each LIBOR Rate Loan, the one month, two month or three month (if available) period commencing on the date of such LIBOR Rate Loan, as the Borrower may request as provided in Section 2.4 hereof, provided, that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

         (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

         (c) any Interest Period in connection with an Advance that would otherwise end after the Credit Maturity Date shall end on the Credit Maturity Date; and

         (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 as amended from time to time.

         "Investment" shall mean all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:

                           (a) the amount of any Investment represented by a
                  guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;

                           (b) there shall be included as an Investment all
                  interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;

                           (c) there shall be deducted in respect of each such
                  Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);

                           (d) there shall not be deducted in respect of any
                  Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and

                           (e) there shall not be deducted from the aggregate
                  amount of Investments any decrease in the value thereof.

         "Issuing Lender" shall mean a Lender issuing to Borrower a letter of credit pursuant to Section 2.13 hereof.

         "L/C Supportable Obligations" shall have the meaning set forth in
Section 2.13 hereof.

         "Lender Agreements" shall mean this Agreement, the Notes, and any other present or future agreement from time to time entered into between the Borrower or any Subsidiary and the Agent or the Lenders with respect to the Loan that is the subject of this Agreement, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrower to the Agent or the Lenders in connection therewith.

         "Lender Obligations" shall mean all present and future obligations and Indebtedness of the Borrower or any Subsidiary owing to the Agent or the Lenders under this Agreement or any other Lender Agreement, including the obligations to pay the Indebtedness from time to time evidenced by the Notes, and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Lender Agreement.

         "Lenders" shall mean (i) initially, each Lender listed on the signature pages hereof, (ii) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 12.2 hereof, and (iii) their respective successors and their assigns.

         "Letter of Credit" shall have the meaning set forth in Section 2.13.

         "Letter of Credit Limit" shall mean $2,000,000.00.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

         "Letter of Credit Request" shall mean a request by Borrower to an Issuing Lender substantially in the form of Exhibit H hereto.

         "LIBOR Pricing Option" shall mean the option granted to the Borrower pursuant to Section 2.4 hereof to have interest on all or a portion of the Loans computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

         "LIBOR Rate" shall mean for any Interest Period for any LIBOR Rate Loan, the quotient of (i) the rate of interest determined by the Agent, at about 10:00 a.m. (Boston time) on the LIBOR Rate Fixing Day as being the rate at which deposits in U.S. dollars are offered to it by first-class banks in the London interbank market for deposit for such Interest Period in amounts comparable to the aggregate principal amount of LIBOR Rate Loans to which such Interest Period relates, divided by (ii) the difference between one (1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

         "LIBOR Rate Fixing Day" shall mean, in the case of any LIBOR Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

         "LIBOR Rate Loan" shall mean any Loan hereunder upon which interest will accrue at the Applicable LIBOR Rate. The expiration date of any LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan.

         "LIBOR Rate Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

         "Loan" shall mean all or a portion of the Advances outstanding hereunder or made to the Borrower by the Lenders pursuant to Article 2 of this Agreement, and "Loans" means all of such loans, collectively.

         "Material Adverse Effect" shall mean a material adverse effect on the business, properties, prospects, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

         "Maximum Credit Amount" shall mean $40,000,000; provided that (i) on and as of the Revolver Termination Date "Maximum Credit Amount" shall mean the lesser of (x) the principal amount of the Loans as of the Revolver Termination Date, and (y) $40,000,000.00; and (ii) if the obligations of the Lenders to make further Advances is terminated upon the occurrence of a Default, the Maximum Credit Amount as of any date of determination thereafter shall be deemed to be $0.

         "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 3(37)(A) of ERISA or Section 414(f) of the Internal Revenue Code.

         "1998 Financial Statements" shall mean the Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1998 and the related Consolidated statements of income, shareholders' equity and cash flow for the year then ended and notes to such financial statements.

         "Note or Notes" shall mean the Notes issued by the Borrower to Lenders in accordance with the provisions of Section 2. l(a) hereof.

         "Notice of Borrowing" shall have the meaning set forth in Section
2.2(a).

         "Notice of Continuation/Conversion" shall mean a request by the Borrower to continue an existing LIBOR Rate Loan for a new Interest Period or to convert a LIBOR Rate Loan to a Prime Rate Loan or to convert a Prime Rate Loan to a LIBOR Rate Loan, in the form of Exhibit E.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Pension Plan" shall mean an employee benefit plan or other plan described in Section 4021(a) of ERISA, which is sponsored, maintained or contributed to by Borrower or any Commonly Controlled Entity, or in respect of which Borrower or a Commonly Controlled Entity is an "employer" as defined in
Section 3(5) of ERISA.

         "Permitted Acquisition Advance or Advances" shall mean any loan or advance from any Lender to the Borrower for Permitted Acquisitions.

         "Permitted Acquisitions" shall mean the acquisition of all or substantially all of the assets, shares or partnership interests of a Person or a division or other business unit of such Person by the Borrower, provided that
(a) any such Person must be in a substantially similar line of business as the Borrower (i.e. child care, education and work/family solutions), and (b) immediately subsequent to the acquisition, the Borrower must be in compliance with all terms of the Lender Agreements.

         "Person" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

         "Pricing Schedule" shall mean the schedule attached hereto as Schedule
2.

         "Prime Rate" shall mean the rate of interest announced from time to time by the Agent at its head office located at One Federal Street, Boston, MA 02210 as its "Prime Rate".

         "Prime Rate Loan" shall mean any Advance on the Loan bearing interest at a fluctuating rate determined by reference to the Applicable Prime Rate.

         "Prime Rate Margin" shall mean a rate per annum determined in accordance with the Pricing Schedule.

         "Replacement Lender" shall have the meaning set forth in Section
2.10(d).

         "Reportable Event" shall mean an event reportable to the PBGC under
Section 4043 of Title IV of ERISA for which applicable law or regulations do not waive the requirement to provide notice to the PBGC.

         "Required Lenders" shall mean, at any time, any one or more of the Lenders with aggregate commitments of at least 66.7% of the total amount of the Maximum Credit Amount; provided, however, at any time that there are two or fewer Lenders, the foregoing percentage shall be 100%.

         "Reserve Requirement" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on the Lenders against "Euro-currency Liabilities" as defined in said Regulation D.

         "Revolver Termination Date" shall mean June 30, 2002.

         "Revolving Credit Facility" shall have the meaning set forth in Section 2.1.

         "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met.

         "Subordinated Indebtedness" shall mean Indebtedness of the Borrower which is subordinated to (i) the Indebtedness of the Borrower hereunder, (ii) the Notes and (iii) to all other Lender Obligations, on terms and conditions approved in writing by the Agent.

         "Subsidiary" shall mean any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

         "Successor Lender" shall have the meaning set forth in Section 12.2.

         "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and social security taxes, which are imposed by any governmental authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "UCC" shall mean the Massachusetts Uniform Commercial Code, Massachusetts General Laws c. 106, as amended from time to time.

         "Unpaid Drawings" shall have the meaning set forth in Section 2.13(d).

         "Voting Interests" shall mean stock or similar ownership interests, or any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

         Section 1.2. Accounting Terms. All accounting terms used and not defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

         Section 1.3   Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) The words "include", "includes" and "including" are not limiting.

                  (f) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the UCC, have the meanings assigned to them therein.

                  (g) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

                  (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                         ARTICLE 2. THE REVOLVING CREDIT

         Section  2.1. The Revolving Credit.

         (a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolver Termination Date, each Lender, severally and not jointly, shall make such Advances to the Borrower as the Borrower may from time to time request, by notice to the Agent in accordance with Section 2.2(a), in an aggregate amount for all outstanding Advances (i) as to each Lender, not to exceed at any time such Lender's Commitment Percentage of the Maximum Credit Amount, and (ii) as to all Lenders, not to exceed the Maximum Credit Amount (the "Revolving Credit Facility"). Subject to the limitations set forth herein, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility from the Closing Date until the Revolver Termination Date. As of the Revolver Termination Date no further advances under the Revolving Credit Facility will be made. Commencing on August 1, 2002 the Borrower will term out the Maximum Credit Amount in thirty six (36) consecutive monthly payments of principal, each in an amount determined by dividing the Maximum Credit Amount by 36, and each together with interest thereon as provided in Section 2.3 below. On the Closing Date the Borrower shall execute and deliver to each Lender a Note to evidence the Advances from time to time made by such Lender to the Borrower hereunder. Upon the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

         (b)      Subject to the foregoing limitations and the provisions of
Section 4.2, the Borrower shall have the right to make prepayments reducing the outstanding balance of Advances and to request further Advances, all in accordance with Section 2.2, without other restrictions hereunder; provided that the Lenders shall have the absolute right to refuse to make any Advances for so long as there exists any Default, or event which, solely with the passage of time would constitute a Default, or any other condition which would constitute a Default upon the making of such an Advance.

         Section 2.2. Making of Advances.

         (a) Each Advance (other than a Letter of Credit Request which shall be submitted in accordance with the provisions of Section 2.13 hereof) shall be made on notice given by the Borrower to the Agent (a "Notice of Borrowing") not later than (x) 10:00 a.m. (Boston time) on the same Business Day of the proposed Borrowing in the case of a Prime Rate Loan, and (y) 12:00 noon (Boston time) two (2) Business Days prior to the date of the proposed Borrowing in the case of a LIBOR Rate Loan, in either case which Notice of Borrowing shall specify the requested (i) date of such Advance, (ii) type of Advance, (iii) amount of such Advance (which must be a minimum of $100,000.00), and (iv) in the case of a LIBOR Rate Loan, the Interest Period for such Advance, substantially in the form of Exhibit B hereto; provided, however, that if such Advance is a Permitted Acquisition Advance, such Notice of Borrowing shall be given by the Borrower contemporaneously with a Certificate of Permitted Acquisition substantially in the form of Exhibit C hereto. The Agent shall give the Lenders notice of each Notice of Borrowing in accordance with the Agent's customary practice. Each such Notice of Borrowing may be by telephone or telecopy, in each case confirmed immediately in writing by the Borrower in substantially the form of Exhibit B hereto. The Borrower agrees to indemnify and hold the Lenders harmless for any action, including the making of any Advances hereunder, or loss or expense, taken or incurred by the Agent and the Lenders in good faith reliance upon such telephone request. At the time of the initial request for an Advance made under this Section 2.2(a), the Borrower shall have provided the Agent with a Compliance Certificate. The Borrower hereby agrees (i) that the Lenders shall be entitled to rely upon the Compliance Certificate most recently delivered to the Agent until it is superseded by a more recent Compliance Certificate, and (ii) that each request for an Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Agent's possession.

         (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m. on the date of each proposed Advance, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Advance. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article 3, the Agent will credit such funds to the Borrower's account on the date of the proposed Advance.

         (c) Unless the Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Advance in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrower. If and to the extent such Lender shall not have so made its Commitment Percentage of such Advance available to the Agent and the Agent shall have made available such corresponding amount to the Borrower, such Lender agrees to pay to the Agent forthwith on demand, and the Borrower agrees to repay to the Agent within two Business

Days after demand, an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrower until the date such amount is paid or repaid to the Agent, at an interest rate equal to the interest rate applicable at the time to such Advances. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance for purposes of this Agreement. If the Borrower makes a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of the Borrower's payment.

         (d) The failure of any Lender to make the Advance to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender.

         Section 2.3. Interest on Advances.

         Subject to the terms of Section 2.4 relating to LIBOR Pricing Options, the Borrower shall pay interest on the unpaid balance of the Advances from time to time outstanding at a per annum rate equal to the Applicable Prime Rate or the Applicable LIBOR Rate, as appropriate. Determination of the Applicable Prime Rate or Applicable LIBOR Rate shall be based on the ratio of Consolidated Funded Debt to Consolidated EBITDA and made in accordance with the provisions of
Schedule 2. Interest on the Advances shall be payable (i) for Prime Rate Loans, quarterly in arrears on the last day of each calendar quarter commencing with the quarter in which the first Advance is made and (ii) for LIBOR Rate Loans, at the end of each Interest Period, and continuing until all of the Indebtedness of the Borrower to the Lenders under the Notes shall have been paid in full.

         Section 2.4. Election of LIBOR Pricing Options.

         (a) Continuations and Conversions. The Borrower shall have the option, on any Business Day, to continue existing LIBOR Rate Loans for a subsequent Interest Period, to convert Prime Rate Loans into LIBOR Rate Loans, or to convert LIBOR Rate Loans into Prime Rate Loans; provided, however, that
(i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit E, in compliance with the terms set forth below, (ii) LIBOR Rate Loans may only be continued or converted on the last day of the Interest Period applicable thereto, (iii) LIBOR Rate Loans may not be continued nor may Prime Rate Loans be converted into LIBOR Rate Loans during the existence and continuation of a Default or Event of Default, (iv) any continuation of or conversion to a LIBOR Rate Loan shall be in an amount not less than One Hundred Thousand Dollars ($100,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00),
(v) no such continuation or conversion will be permitted if it would result in there being more than six (6) LIBOR Rate Loans in the aggregate at any one time, and (vi) any request to continue a LIBOR Rate Loan that fails to comply with the terms hereof or any failure to request a continuation of a LIBOR Rate Loan at the end of an Interest Period shall result in a conversion of such LIBOR Rate Loan to a Prime Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) one Business Day prior to the day for a requested conversion of a LIBOR Rate Loan to a Prime Rate Loan or (B) two Business Days prior to the date for a requested continuation of a LIBOR Rate Loan or conversion of a Prime Rate Loan to a LIBOR Rate Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a LIBOR Rate Loan or convert a Prime Rate Loan to a LIBOR Rate Loan, the Interest Period applicable thereto.

         (b) Each Notice of Continuation/Conversion shall be substantially in the form of Exhibit E attached hereto and shall specify: (i) the selection of a LIBOR Pricing Option; (ii) the effective date and amount of Advances or a portion thereof subject to such LIBOR Pricing Option, subject to the limitations set forth herein; and (iii) the duration of the applicable Interest Period. Each Notice of Continuation/Conversion shall be irrevocable.

         (c) The Agent will promptly inform each Lender of a Notice of Continuation/Conversion and the Interest Period specified by the Borrower therein. Upon determination by the Agent of the Applicable LIBOR Rate for any Interest Period selected by the Borrower, the Agent will promptly inform the Borrower and each Lender of such Applicable LIBOR Rate so determined or, if applicable, the reason why the Borrower's election will not become effective.

         Section 2.5. Additional Payments.

         (a) During the continuance of any Default, the Borrower shall, on demand, pay to the Agent for the account of the Lenders interest on the unpaid principal balance of the Advances and, to the extent permitted by law, on any overdue installments of interest, at the Default Rate. If, at any time, the interest and loan charges, together with all other amounts which constitute interest or loan charges and which are reserved, charged or taken by the Agent as compensation for fees, services or expenses incidental to the making, negotiating or collection of any Advance evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum amount(s) permitted to be charged by the Agent to the Borrower, then, during such time as such amount(s) would be deemed excessive, (i) the obligation of the Borrower to make payments hereunder shall be reduced to the maximum amount(s) permitted by applicable law, and (ii) that portion of each sum paid that exceeds the maximum amount(s) so permitted shall be deemed a voluntary prepayment of principal.

         (b) In addition to any amounts payable under Section 2.5(a) above, if any payment of principal or interest due hereunder is not made within ten
(10) days of its due date, the Borrower will pay to the Agent for the account of the Lenders, on demand, a late payment charge equal to 5 % of the amount of such payment thereof to defray the cost and extra expense involved in handling such delinquent payment and the increased risk of non-collection;. provided, however, that the provisions of this Section 2.5(b) shall not limit the Agent's and the Lenders' rights to exercise any of their rights or remedies, including those provided in Section 10.2, if an Event of Default has occurred. The minimum late charge shall be $25.00.

         Section 2.6. Computation of Interest, Etc.

         Interest hereunder and under the Advances shall be computed on the basis of a 360-day year for the number of days actually elapsed. Any increase or decrease in the interest rate on the Advances resulting from a change in the Prime Rate shall be effective immediately from the date of such change. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding balance of the Notes as reflected on the Agent's records from time to time shall be considered correct and binding on the Borrower and the Lenders (absent manifest error) unless within thirty (30) days after receipt of any notice by the Agent or any Lender of such outstanding amount, the Borrower or a Lender notifies the Agent to the contrary.

         Section 2.7. Fees

         (a) The Borrower shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a facility fee (the "Facility Fee") computed at the rates set forth in Schedule 2 attached hereto. Such Facility Fees will be paid on the average daily unused amount (i.e., the difference between the largest possible Maximum Credit Amount and the aggregate outstanding Advances) of the largest possible Maximum Credit Amount (i.e. $40,000,000.00) from time to time in effect from the date hereof to and including the Revolver Termination Date. The Facility Fee shall be payable quarterly in arrears on the first day of each of the quarter, e.g. January 1, April 1, July 1, and October 1, commencing July 1, 2000.

         (b) The Borrower shall pay to the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Commitment Fee") equal to twelve hundredths of one percent (.12%) of each Lender's Commitment Amount, payable one-half at the time of the Closing, and one-half on June 30, 2000.

         (c) The Borrower shall pay to the Agent, for the Agent's own account, an agency fee (the "Agency Fee") equal to three hundredths of one percent (.03%) of the Maximum Credit Amount, payable one-half at the time of the Closing, and one-half on June 30, 2000.

         (d) The Borrower agrees to pay to the Issuing Lender a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at the rate of one percent (1%) per annum on the Stated Amount of all Letters of Credit outstanding on such day. Accrued Facing Fees shall be due and payable quarterly in arrears on the first day of each of the quarterly payment dates, e.g. January 1, April 1, July 1 and October 1, commencing April 1, 2000, and payable on the date upon which the Revolving Credit Facility is terminated.

         Section 2.8. Set-off. To the extent not prohibited by applicable law, the Borrower hereby authorizes the Agent and each Lender, without notice to the Borrower, at any time and from time to time, to charge against any account of the Borrower with the Agent or such Lender, an amount equal to the accrued interest and principal and other amounts from time to time then due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements. ANY

AND ALL RIGHTS TO REQUIRE THE AGENT AND/OR THE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE NOTES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         Section 2.9. Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; provided, however, that if all or any portion of such payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Applicable Prime Rate. The Borrower agrees that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.10. Increased Costs, Etc.

         (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject such Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to such Lender of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to such Lender of the principal of or the interest on the Advances or any other amounts payable to such Lender hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of such Lender in respect of the transactions contemplated herein, or (iv) impose on such Lender any other condition or requirement with respect to this Agreement or any Advance, and the result of any of the foregoing is (A) to increase the cost to such Lender of making, funding or maintaining all or any part of the Advances or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to such Lender hereunder, or (C) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrower hereunder, then, and in each such case not otherwise provided for hereunder, the Borrower will upon demand made by such Lender promptly following such Lender's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits, gains or assets of any Lender. In determining the additional amounts payable hereunder, the Lenders may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among their respective customers.

         (b) Anything herein to the contrary notwithstanding, if, after the date hereof, any Lender shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any of the foregoing, either imposes a requirement upon such Lender to allocate additional capital resources or increases such Lender's requirement to allocate capital resources to such Lender's commitment to make, or to such Lender's maintenance of, the Advances hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Lender to be material, such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower. In such event, commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in such Lender's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrower, compensate such Lender for such reduction, such Lender's determination of such amount to be conclusive and binding upon the Borrower, absent manifest error. In determining such amount, such Lender may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

         (c) Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 2.10, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

         (d) If the Borrower receives a notice from a Lender claiming compensation pursuant to the preceding subsection 2.10 (a) or (b), and the aggregate percentage amount of all such compensation made or required to be made by the Borrower pursuant to such subsection to the Lender giving notice is materially greater than the weighted average percentage amount of payments made or required to be made to the other Lenders pursuant to such subsection, or if the Borrower receives a notice from a Lender pursuant to subsection 2.10(c), then, so long as no Default shall have occurred and be continuing, the Borrower may, within sixty (60) days after receipt of any such notice, elect to terminate such Lender as a party to this Agreement. If the amount of such Lender's Commitment, together with the amount of any other Commitments theretofore or concurrently therewith to be reduced in accordance with this subsection (d), aggregates twelve and one-half percent (12.5%) or less of the aggregate Commitments, the Borrower may elect either to replace such Lender with another financial institution meeting the criteria for an Eligible Assignee and reasonably satisfactory to the Agent (a "Replacement Lender") or to reduce the Commitments by the amount of the Commitment of such Lender. If the amount of such Lender's Commitment, together with the amount of any other Commitments theretofore or concurrently therewith to be reduced in accordance with this
Section 2.17, aggregates in excess of twelve and one-half percent (12.5%)] of the aggregate Commitments, the Borrower may elect to terminate such Lender only if, together with its notice of termination, it provides to the Agent of commitment from a Replacement Lender to replace the Commitment of the terminated Lender on the terms and conditions set forth herein. The Borrower's election to terminate a Lender under this subsection (d) shall be set forth in a written notice from the Borrower to the Agent (with a copy to such Lender), setting forth the (i) the basis for termination of such Lender, (ii) whether the Borrower intends to replace such Lender with a Replacement Lender or, if the Borrower is not required to replace such Lender, the Borrower's agreement to reduce the Commitments by the amount of the Commitment of such Lender upon such termination, and (iii) the date (not later than thirty (30) days after the date of such notice) when such termination shall become effective. On the date such termination becomes effective, (i) the Borrower and/or the Replacement Lender, as applicable, shall pay the terminated Lender an amount equal to all principal, interest, fees and other amounts owned to such Lender pursuant to this Agreement through such date, and (ii) there shall have been received by the Agent an executed Assignment and Acceptance and all other documents and supporting materials necessary, in the reasonable judgment of the Agent, to evidence the substitution of the Replacement Lender for such terminated Lender, or if there is no appropriate adjustments to the Lenders' Commitment Percentages (adjustments to the Commitments and Percentages of the remaining Lenders to be based upon the relative proportions of their respective Commitment Percentages), and all costs thereof shall be borne by the Borrower.

         Section 2.11. Changed Circumstances. In the event that:

         (a) on any date on which the Applicable LIBOR Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, as applicable; or

         (b) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that

                  (i) the implementation of LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or
         (B) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                  (ii) the LIBOR Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the London interbank market, as applicable for deposits in which they regularly participate;

then, and in such event, the Agent shall forthwith so notify the Borrower thereof. Until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow election by the Borrower of a LIBOR Pricing Option shall be suspended. If at the time the Agent so notifies the Borrower, the Borrower has previously given the Agent a Notice of Continuation/Conversion with respect to a LIBOR Pricing Option, but the LIBOR Pricing Option requested therein has not yet gone into effect, such Notice of Continuation/Conversion shall automatically be deemed to be withdrawn and be of no force or effect. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the LIBOR Pricing Option with respect to all LIBOR Rate Loans shall be terminated and the Borrower shall pay all interest due on such LIBOR Rate Loans and any amounts required to be paid pursuant to Section 4.7.

         Section 2.12. Use of Proceeds. The proceeds of all Advances shall be used by the Borrower for corporate and general working capital purposes, and for Permitted Acquisitions. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

         Section 2.13. Letters of Credit.

         (a)      Letters of Credit.

                  (i) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Closing Date and prior to the Revolver Termination Date, for the account of the Borrower an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender, (each such standby letter of credit, a "Letter of Credit") in support of standby obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business and acceptable to the Agent (the "L/C Supportable Obligations").

                  (ii) Subject to the terms and conditions contained herein, the Agent hereby agrees that so long as there has then occurred no Default or Event of Default it will (and at the Borrower's request each other Issuing Lender may, at its option, agree that it will), at any time and from time to time on or after the Closing Date and prior to the Revolver Termination Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder, provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                  (A) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it; or

                  (B) such Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.13(b)(ii), i.e. that another Lender has issued a Letter of Credit based on the same Letter of Credit Request.

                  (iii) Notwithstanding the foregoing, (A) no Letter of Credit shall be issued the Stated Amount of which, when added to the other Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) and the aggregate principal amount of all Advances made by the Lenders and then outstanding, would exceed the Maximum Credit Amount at such time, (B) each Letter of Credit shall be denominated in Dollars, (C) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be automatically extendable for successive periods of up to 12 months each, but not beyond the tenth Business Day prior to the Credit Maturity Date, on terms acceptable to the

         Issuing Lender thereof) and (y) the tenth Business Day prior to the Revolver Termination Date, (D) the Stated Amount of each Letter of Credit upon issuance shall be not less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender and (E) no Letter of Credit shall be issued the Stated Amount of which, when added to the other Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) would exceed the Letter of Credit Limit.

                  (b)      Letter of Credit Requests.

                  (i) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit H (each a "Letter of Credit Request").

                  (ii) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.13(a)(iii). Upon the issuance of any Letter of Credit, such Issuing Lender shall promptly notify each Lender of such issuance and such notice shall be accompanied by a copy of the issued Letter of Credit.

         (c)      Letter of Credit Participations.

                  (i) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.13(c), a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Commitment Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (excluding the Facing Fee), and any security therefor or guaranty pertaining thereto. Upon any change in the Commitment Percentages of the Lenders pursuant hereto, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.13(c) to reflect the new Commitment Percentages of the assignor and assignee Lender or of all Lenders, as the case may be.

                  (ii) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to the Borrower or any Lender.

                  (iii) In the event that any Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to
         Section 2.13(d)(i), such Issuing Lender shall promptly notify the Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Commitment Percentage of such unreimbursed payment in Dollars and same day funds. If the Agent so notifies any Participant prior to 11:00 A.M. (Boston time) on any Business Day, such Participant shall make available such funds to such Issuing Lender on such Business Day. If and to the extent such Participant shall not have so made its Commitment Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight federal funds rate. The failure of any Participant to make available to such Issuing Lender its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's Commitment Percentage of any such payment.

                  (iv) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall forward such payment to the Agent, which in turn shall distribute to each Participant which has paid its Commitment Percentage thereof, in United States dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (v) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (vi) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and, except as provided in Section 2.13(c)(ii), not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including any of the following circumstances:

         (A) any lack of validity or enforceability of this Agreement or any of the other Lender Agreements;

         (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Lender, any Participant, or any of its Subsidiaries or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

         (C) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Lender Agreements; or

         (E)      the occurrence of any Default or Event of Default.

         (d)      Agreement to Repay Letter of Credit Drawings.

                  (i) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment to the Agent in immediately available funds, for any drawing (each, a "Drawing") made by it under any Letter of Credit (each such Drawing until reimbursed, an "Unpaid Drawing"), no later than two (2) Business Days after the date of such Drawing, with interest on the amount of such Drawing, to the extent not reimbursed prior to 12:00 Noon (Boston time) on the date of such Drawing, from and including the date of such Drawing to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Applicable Prime Rate; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (Boston time) on the seventh (7th) Business Day following such Drawing, interest shall thereafter accrue on the amount (until reimbursed by the Borrower) at a rate per annum which shall be the Prime Rate in effect from time to time plus 4%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (ii) The obligations of the Borrower under this Section 2.13(d) to reimburse the respective Issuing Lender with respect to Drawings (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to the Borrower.

                   ARTICLE 3. CONDITIONS TO LOANS AND ADVANCES

         Section 3.1. Conditions to First Advance. The Lenders' obligations to make the first Advance shall be subject to compliance by the Borrower with its agreements contained in this Agreement, and to the condition precedent that the Lenders shall have received each of the following, in form and substance satisfactory to the Agent, Lenders and their counsel or in the form attached hereto as an Exhibit, as the case may be:

         (a) The Lender Agreements and the Notes duly executed by the Borrower.

         (b) Copies of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Notes and the other Lender Agreements to which the Borrower is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of the Borrower (which certificate shall state that such resolutions are in full force and effect).

         (c) A certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of the Borrower certifying the name and signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, the other Lender Agreements to which the Borrower is a party and the other documents to be delivered by the Borrower hereunder.

         (d) Certificates of legal existence and corporate good standing for the Borrower of recent date issued by the appropriate governmental authorities.

         (e) Certificate of tax good standing for the Borrower of recent date issued by the appropriate governmental authorities.

         (f) Certified copies of the Certificate of Incorporation of Borrower.

         (g) Copies of By-laws of the Borrower certified by the Secretary or Assistant Secretary (or Clerk or Assistant Clerk) to be a true and correct copy thereof.

         (h) The opinions of counsel to the Borrower, dated the date of execution of this Agreement, in substantially the form of Exhibit F hereto.

         (i) A certificate of a duly authorized officer of the Borrower, dated the date of the first

Advance, to the effect that (i) all conditions precedent on the part of the Borrower to the execution and delivery hereof and the making of the first Advance has been satisfied, (ii) the representations and warranties of the Borrower herewith and in all other Lender Agreements are true and correct in all material respects except for (a) representations and warranties made as of a specified earlier date, which remain true and correct as of such earlier date, and (b) transactions and other matters permitted by hereby or the other Lender Agreements, (iii) upon execution and delivery of this Agreement and all other Lender Agreements no Default will exist hereunder and thereunder; and (iv) all governmental and third-party approvals necessary for the execution and delivery of the Lender Agreements by the Borrower and the consummation of the financing transactions contemplated hereby have been obtained, and Borrower is, and will be, after giving effect to the transactions contemplated by this Agreement, in compliance with all applicable laws except to the extent that a failure to do so will not have a Material Adverse Effect.

         (j)      A Compliance Certificate dated the date of the first Advance.

         (k)      [Intentionally omitted.]

         (l) A Certificate of the Chief Financial Officer or the Treasurer of Borrower, in form and substance satisfactory to Agent, dated the date of the first Advance, regarding (i) payment of all taxes by Borrower, (ii) filing of all required tax returns, and (iii) solvency of Borrower.

         (m) Certificates of insurance issued to the Agent from an independent insurance broker dated the Closing Date, in form and substance satisfactory to the Agent, certifying as to the insurance on the assets of the Borrower and its Subsidiaries as required by the Agent.

         (n) Such other documents, certificates and opinions as the Agent or the Lenders may reasonably request.

         Section 3.2. Conditions to All Advances. The Lenders' obligations to make any Advances pursuant to this Agreement shall be subject to compliance by the Borrower with its agreements contained in this Agreement and each other Lender Agreement, and to the satisfaction, at or before the making of each Advance, of all of the following conditions precedent:

         (a) The representations and warranties herein and those made by or on behalf of the Borrower in any other Lender Agreement shall be correct in all material respects as of the date on which any Advance is made, with the same effect as if made at and as of such time except for (i) representations and warranties made as of a specified earlier date, which shall remain correct as of such earlier date, and (ii) transactions and other matters permitted by this Agreement.

         (b) on the date of any Advances hereunder, there shall exist no Default.

         (c) The making of the requested Advances shall not be prohibited by any law or governmental order or regulation applicable to the Lenders or to the Borrower, and all necessary consents, approvals and authorizations of any Person for any such Advances shall have been obtained.

                        ARTICLE 4. PAYMENT AND REPAYMENT

         Section 4.1. Mandatory Prepayment. If at any time the aggregate outstanding principal balance of all Advances made hereunder exceeds the Maximum Credit Amount, the Borrower shall immediately repay to the Agent for the ratable accounts of the Lenders an amount equal to such excess.

         Section 4.2. Schedule of Installment Payments of Principal. Commencing August 1, 2002 the Borrower shall pay to the Agent for the respective accounts of the Lenders, the principal amount of the Loans in thirty six (36) consecutive monthly installments, each such installment to be in an amount equal to the Maximum Credit Amount as of the Revolver Termination Date, divided by thirty six (36), with a final payment of the unpaid principal balance of the Loans, together with all unpaid and accrued interest thereon, on the Credit Maturity Date.

         Section 4.3. Voluntary Prepayments.

         (a) The Borrower may make prepayments to the Agent for the ratable accounts of the Lenders of any outstanding principal amount of the Advances equal to One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof which are Prime Rate Loans in accordance with Section 4.4 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

         (b) The Borrower may make prepayments to the Agent for the ratable accounts of the Lenders of any Advances equal to One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof which are LIBOR Rate Loans in accordance with Section 4.4 at any time prior to 12:00 noon (Boston time) on any Business Day subject, however, to the premiums and penalties set forth in
Section 4.7.

         Section 4.4. Payment and Interest Cutoff. Notice of each prepayment pursuant to Section 4.3 shall be given to the Agent (a) in the case of prepayment of Prime Rate Loans, not later than 12:00 noon (Boston time) on the Business Day immediately prior to the date of payment, and (b) in the case of prepayment of LIBOR Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 12:00 noon (Boston time) two
(2) Business Days prior to the proposed date of payment, and, in each case, shall specify the total principal amount of the Advances to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.4, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Advances so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

         Section 4.5. Payment or Other Actions on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

         Section 4.6. Method and Timing of Payments.

         (a) All payments required to be made pursuant to the provisions of this Agreement and any other Lender Agreement, and all prepayments pursuant to
Section 4.1, may be charged by the Agent against the Borrower's accounts with the Agent. The Borrower hereby authorizes the Agent and the Lenders, without notice to the Borrower, to charge against any account of the Borrower with the Agent or such Lender an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Agent and the Lenders hereunder and under all other Lender Agreements.

         (b) The Borrower shall make each payment to be made by it hereunder not later than 12:00 noon (Boston time) on the day when due in lawful money of the United States to the Agent at its address set forth in Section 14.1 in immediately available funds. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrower to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

         Section 4.7. Payments Not at End of Interest Period. If the Borrower for any reason makes any payment of principal with respect to any LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such LIBOR Rate Loan, including by reason of acceleration, or fails to borrow a LIBOR Rate Loan after electing a LIBOR Pricing Option with respect thereto pursuant to Section 2.4, the Borrower shall pay to the Agent, for the ratable account of the Lenders, any amounts required to compensate the Lenders for any additional losses, costs or expenses which they may reasonably incur as a result of such payment or failure to borrow, including any loss, including lost profits, costs or expenses incurred by reason of the liquidation, reutilization or reemployment of deposits or other funds acquired by the Lenders to fund or maintain such Advances. Such compensation may include, without limitation, an amount equal to (a) the amount of interest which would have accrued on the amount so paid or not borrowed, for the period from the date of such payment or failure to borrow, to the last day of the then current Interest Period for such Advance (or, in the case of a failure to borrow, to the last day of the Interest Period for the Advance which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Advance provided for herein minus (b) the amount of interest (as reasonably determined by the Agent), which would accrue and become payable to the Lenders during such period on the principal repaid or not borrowed if the Lenders, following such repayment or failure to borrow, were to reinvest such principal in U.S. Treasury securities selected by the Agent in an amount equal (as nearly as may be) to the principal so repaid or not borrowed and having a term equal (as near as may be) to such period. The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

         Section 4.8. Currency. All payments and prepayments provided for under this Agreement shall be made in lawful currency of the United States of America in immediately available funds.

         ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Advances as contemplated hereby, the Borrower hereby makes the following representations and warranties:

         Section 5.1. Corporate Existence, Charter Documents, Etc. The Borrower and each Subsidiary is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By-Laws of the Borrower and those Subsidiaries listed on
Schedule 5.1 hereto have been delivered to the Lenders and are true, accurate and complete as of the date hereof.

         Section 5.2. Principal Place of Business: Location of Records. The Borrower's and each Subsidiary's principal place of business is located at One Kendall Square, Building 200, Cambridge, Massachusetts 02139, and the Borrower and each Subsidiary has had no other principal place of business during the last six months except as listed on Schedule 5.2 hereto. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Borrower and each Subsidiary are and will be kept at such location except as listed on Schedule 5.2 hereto.

         Section 5.3. Qualification. The Borrower and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires it to be qualified.

         Section 5.4. Subsidiaries. The Borrower has no Subsidiaries except for those listed in Schedule 5.4. All of the issued and outstanding capital stock of each Subsidiary listed on Schedule 5.4 is owned of record and beneficially by the Borrower.

         Section 5.5. Corporate Power. The execution, delivery and performance of this Agreement, the Notes and all other Lender Agreements and other documents delivered or to be delivered by the Borrower or any Subsidiary to the Agent or the Lenders, and the incurrence of Indebtedness to the Lenders hereunder or thereunder, now or hereafter owing:

         (a) are within the corporate powers of the Borrower and each Subsidiary, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, and by its stockholders;

         (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Lenders) and are not in contravention of law or the terms of the charter documents or By-Laws of the Borrower and each Subsidiary or any amendment thereof;

         (c) do not and will not

                 (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower, any Subsidiary or any of their respective properties are bound or affected, that would have a Material Adverse Effect,

                  (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by the Borrower or any Subsidiary, except as provided in the Lender Agreements, or

                  (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Borrower or any Subsidiary, or to any of their respective properties, that would have a Material Adverse Effect.

         Section 5.6. Valid and Binding Obligations. This Agreement, the Notes and all the other Lender Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Borrower and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

         Section 5.7. Other Agreements. Except as set forth in Schedule 5.7 hereto, neither the Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a Material Adverse Effect, or which restricts the ability of the Borrower or any Subsidiary to carry out any of the provisions of this Agreement, the Notes or any of the Lender Agreements executed in connection herewith and therewith.

         Section 5.8. Payment of Taxes. The Borrower and its Subsidiaries have filed all tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. The Borrower and its Subsidiaries have made adequate provision for all current taxes, and to the best of the Borrower's knowledge there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

         Section 5.9. Financial Statements. All balance sheets, statements and other financial information furnished to the Lenders in connection with this Agreement and the transactions contemplated hereby (each of which is listed on Schedule 5.9), including the 1998 Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates(s) thereof, and all such information so furnished was true, correct and complete in all material respects as of the respective date(s) thereof.

         Section 5.10. Other Materials Furnished. No written information, exhibits, memoranda or reports furnished to the Lenders by or on behalf of the Borrower or any Subsidiary in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         Section 5.11 Capitalization. The authorized capital stock of the Borrower as of March 15, 2000 consists of 30,000,000 shares of Common Stock, $0.01 par value per share, 11,821,829 of which are currently issued and outstanding and 5,000,000 shares of Preferred Stock, $0.01 par value per share, none of which are currently issued and outstanding. All of such shares (i) are validly issued, fully paid and nonassessable and (ii) are free of preemptive rights. The issued and outstanding capital stock of the Borrower is set forth on Schedule 5.11 annexed hereto. Except as set forth on Schedule 5.11, there are no shares of capital stock of the Borrower held in the treasury of the Borrower and no shares of capital stock of the Borrower are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. Except as set forth in Schedule 5.11, there are no shares of capital stock or other securities (whether or not such securities have voting rights) of the Borrower issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Borrower, or any of its Affiliates to cause the Borrower, to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of the Borrower. Except as set forth in Schedule 5.11, there are no outstanding contractual obligations of the Borrower which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of the Borrower or the management or operation of the Borrower. Except as set forth in Schedule 5.11, no person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Borrower or any component or portion thereof, or any increase or decrease in any of the foregoing.

         Section 5.12. Changes in Condition. Since the date of the balance sheet contained in the 1998 Financial Statements, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, and neither the Borrower nor any Subsidiary has entered into any transaction outside of the ordinary course of business which is material to the Borrower or any Subsidiary. As of the date of the balance sheet contained in the 1998 Financial Statements, neither the Borrower nor any Subsidiary had any contingent liabilities of any material amount which are not referred to in the 1998 Financial Statements.

         Section 5.13. Assets. The Borrower and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their assets, real and personal, including the assets carried on their books and reflected in the 1998 Financial Statements, subject to no liens, charges or encumbrances, except for (i) liens, charges and encumbrances described in Schedule 5.16 and those permitted by Section 9.2 hereof, and (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business.

         Section 5.14. Litigation. There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of the Borrower, threatened, or any basis therefor, which involves a risk of any judgment or liability which would have a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Borrower or any Subsidiary which has or may have a Material Adverse Effect.

         Section 5.15. Pension Plans. The Borrower, all Commonly Controlled Entities, and all their Pension Plans are and have been in substantial compliance with the applicable provisions of ERISA, the qualification requirements of Internal Revenue Code Section 401(a) (as to any Pension Plan intended to be so qualified), and the published interpretations thereunder. No notice of intent to terminate a Pension Plan has been filed under Section 4041 of ERISA, nor has any Pension Plan been terminated under Section 4041(e) of ERISA which resulted in substantial liability to Borrower or any of its Commonly Controlled Entities. The PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. Neither Borrower nor any Commonly Controlled Entities would be liable for any amount pursuant to Sections 4063 or 4064 of ERISA if all Pension Plans terminated as of the most recent valuation dates of such Pension Plans. Neither Borrower nor any Commonly Controlled Entities have: withdrawn from a Multiemployer Plan during a plan year for which is was a substantial employer, as defined in Section 4001(a)(2) of ERISA; or failed to make a payment to a Pension Plan required under Section 302(f)(1) of ERISA such that security would have to be provided pursuant to Section 307 of ERISA. No lien upon the assets of Borrower has arisen with respect to a Pension Plan. To the best knowledge of the Borrower, no prohibited transaction for which no exemption applies or Reportable Event has occurred with respect to a Pension Plan. Borrower and each Commonly Controlled Entities have made all contributions required to be made by them to any Pension Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Pension Plan, whether or not waived.

         Section 5.16. Outstanding Indebtedness. The outstanding amount of Indebtedness for borrowed money, including Capitalized Lease obligations and Guaranties of borrowed money, of the Borrower and its Subsidiaries as of the date hereof, is correctly set forth in Schedule 5.16 hereto, and said schedule correctly describes the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all liens, charges and encumbrances securing such Indebtedness. Said schedule also describes all agreements and other arrangements pursuant to which the Borrower or any Subsidiary may borrow any money.

         Section 5.17. Environmental Matters. Except as set forth in Schedule 5.17:

         (a) None of the Borrower, any Subsidiary or any operator of any of their respective properties is in violation, or to the Borrower's knowledge is in alleged violation, of any Environmental Law.

         (b) None of the Borrower, any Subsidiary or any operator of any of their respective properties has received notice from any third party, including any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location;
(ii) that any hazardous waste, as defined in 42 U.S.C. ss. 6903(S), any hazardous substances, as defined in 42 U.S.C. ss. 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. ss. 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Borrower, any Subsidiary or another third party or parties (eg. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

         (c) (i) The Borrower, each Subsidiary and each operator of any real property owned or operated by the Borrower is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) no portion of property owned, operated or controlled by the Borrower or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by the Borrower or any Subsidiary, which releases could have a Material Adverse Effect; (iv) to the best of the Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by the Borrower or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of the Borrower or any Subsidiary; (v) to the best of the Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by the Borrower or any Subsidiary.

         (d) None of the properties of the Borrower or any Subsidiary is or, to their knowledge, shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

         Section 5.18. Foreign Trade Regulations. Neither the Borrower nor any Subsidiary is (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive order No. 8389, as amended, in Executive order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the office of Alien Property, Department of Justice (8 C.F.R., Chapter II,
Part 507, as amended) or within the meanings of any of the said orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

         Section 5.19. Governmental Regulations. None of the Borrower, any Subsidiary or any Affiliate of the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 194O, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrower of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

         Section 5.20. Margin Stock. Neither the Borrower nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is the Borrower or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.

         Sections 5.21. Transaction in Best Interest of Borrower; Consideration. The transaction evidenced by this Agreement and the other Lender Agreements is in the best interests of the Borrower. The direct and indirect benefits to inure to the Borrower pursuant to this Agreement and the other Lender
Agreements constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration" (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrowers pursuant to this Agreement and the other Lender Agreements, and but for the willingness of the Borrower to be liable for the Loans, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and its Subsidiaries to have available financing to conduct and expand its business.

         Section 5.22 Sufficiency of Assets. All of the tangible assets and properties of the Borrower, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. The Borrower and its Subsidiaries own or have a permanent right to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of their business as it is presently conducted.

         Section 5.23. Intellectual Property. A true and complete list of all of the trademarks, tradenames, service marks, patents and copyrights (including any registrations of or pending applications for any of the foregoing) used by the Borrower and its Subsidiaries and necessary to continue to conduct their business as heretofore conducted by them, now conducted by them and proposed to be conducted by them, is disclosed on Schedule 5.23 annexed. The Borrower represents that:

         (a) all of its intellectual property is owned by the Borrower free and clear of all liens, and is not subject to any license, royalty or other agreement, and the Borrower has not granted any license or agreed to pay or receive any royalty in respect of any intellectual property;

         (b) none of the Borrower's intellectual property has been or is the subject of any pending or threatened litigation or claim of infringement;

         (c) no license or royalty agreement to which the Borrower is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened;

         (d) the products manufactured or sold by the Borrower and any process, method, part, design, material or other intellectual property it employs, and the marketing and use by the Borrower of any such product, service or other intellectual property, do not infringe any intellectual property or confidential or proprietary rights of another, and the Borrower has not received any notice contesting its right to use any intellectual property; and

         (e) the Borrower owns or possesses adequate rights in perpetuity in and to all intellectual property necessary to conduct its business as presently conducted.

         Section 5.24. Material Contracts. A list of all the material contracts and arrangements of the following types to which the Borrower is a party or by which it is bound, or to which any of its assets or properties is subject, is set forth on Schedule 5.24 annexed hereto:

         (a) any collective bargaining agreement and a summary of the collective bargaining unit's position with respect to any such agreement currently the subject of negotiations;

         (b) any contract or arrangement of any kind with any employee, officer or director of the Borrower or any of the respective Affiliates of such individuals;

         (c) any contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other person engaged in sales, distributing or promotional activities, or any contract to act as one of the foregoing on behalf of any person;

         (d) any contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $250,000.00 if such contract or arrangement is not for the purchase by the Borrower of raw materials;

         (e) any contract or arrangement pursuant to which the Borrower has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

         (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

         (g) any contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

         (h) any contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Borrower;

         (i) any power of attorney or agency agreement or arrangement with any person pursuant to which such person is granted the authority to act for or on behalf of the Borrower, or the Borrower is granted the authority to act for or on behalf of any person;

         (j) any contract not made in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement;

         (k) any contract, whether or not fully performed, relating to any acquisition or disposition of the Borrower or any predecessor in interest of the Borrower, or any acquisition or disposition of any subsidiary, division, line of business, or real property; and

         (l) any contract not specified above that is material to the Borrower.

The Borrower has delivered to the Agent true and complete copies of each document listed on Schedule 5.24, and a written description of each oral arrangement (if any) so listed.

         Section 5.25 Permits. A true and accurate list of all material licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by the Borrower is set forth on Schedule 5.25 annexed hereto. Except for the Permits listed on

Schedule 5.25, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the business of the Borrower and with respect to which a failure to obtain same would have a Material Adverse Effect.


                       ARTICLE 6. REPORTS AND INFORMATION

         Section 6.1. Quarterly Financial Statements and Reports. As soon as available, and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Agent and each Lender: (i) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated statements of income, shareholders' equity and cash flow of the Borrower and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and (ii) a Compliance Certificate. During such time as the Borrower is a public company, it may discharge its obligations pursuant to clause (i) of the preceding sentence by delivering copies of its Form 10-Q as filed with the Securities and Exchange Commission.

         Section 6.2. Annual Financial Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the Borrower shall furnish to the Agent and each Lender:
(a) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, shareholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) audited by Arthur Andersen LLP or other independent certified public accountants of recognized national standing acceptable to the Lenders, which report shall express, without reliance upon others, an unqualified opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof; (b) a Compliance Certificate, and (c) the Borrower's and Subsidiaries' financial projections (in form acceptable to the Agent) for the next fiscal year. During such time as the Borrower is a public company, it may discharge its obligations pursuant to clause (a) of the preceding sentence by delivering copies of its Form 10-K as filed with the Securities and Exchange Commission.

         Section 6.3. Notice of Defaults. As soon as possible, and in any event within five (5) days after the occurrence of each Default, the Borrower shall furnish to the Agent and each Lender the statement of its chief executive officer or chief financial officer setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto.

         Section 6.4. Notice of Litigation. Promptly after the commencement thereof, the Borrower shall furnish to the Agent and each Lender written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if adversely determined, would have a Material Adverse Effect.

         Section 6.5. Communications with Others. If and when the stock of the Borrower is or is proposed to be traded publicly, the Borrower shall furnish to the Agent and each Lender copies of all regular, periodic and special reports and all registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

         Section 6.6. Reportable Events. At any time that the Borrower or any Subsidiary has a Pension Plan, the Borrower shall furnish to the Agent and each Lender, as soon as practicable, but in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which the Borrower or any Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the PBGC.

         Section 6.7. Annual Pension Reports. At any time that the Borrower or any Subsidiary has a Pension Plan, the Borrower shall furnish to the Agent and each Lender, promptly after the filing thereof with the Secretary of Labor or the PBGC, copies of each annual report which is filed with respect to each Pension Plan for each plan year.

         Section 6.8. Reports to Other Creditors. Promptly after filing the same, the Borrower shall furnish to the Agent and each Lender copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of the Borrower or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent or the Lenders pursuant to any other provision of this Agreement.

         Section 6.9. Communications with Independent Public Accountants. At any time and from time to time, the Borrower shall provide the Agent and the Lenders and any agents or representatives of the Lenders access to the independent public accountants of the Borrower to discuss the Borrower's financial condition, including any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of the Borrower and its Subsidiaries. Promptly after the receipt thereof, the Borrower shall furnish to the Agent and each Lender copies of any written recommendations concerning the management, finances, financial controls, or operations of the Borrower or any Subsidiary received from the Borrower's independent public accountants.

         Section 6.10. Environmental Reports. The Borrower shall furnish to the Agent and each Lender: (a) not later than seven (7) days after notice thereof, notice of any enforcement actions, or, to the knowledge of the Borrower, threatened enforcement actions affecting the Borrower or any Subsidiary by any governmental agency related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by the Borrower or any Subsidiary from any governmental agency; (c) not later than seven (7) days after notice thereof, notice of any civil claims or threatened civil claims affecting the Borrower or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to human health or the environment; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of the Borrower or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a governmental agency in response to any communication referenced in subsections
(a) and (b) herein simultaneously with their submission to such governmental agency; and (e) from time to time, on request of the Agent, evidence satisfactory to the Agent of the Borrower's and its Subsidiaries' insurance coverage, if any, for any environmental liabilities.

         Section 6.11. Miscellaneous. The Borrower shall provide the Agent and the Lenders with such other information as the Agent or the Lenders may from time to time reasonably request respecting the business, properties, prospects, condition or operations, financial or otherwise, of the Borrower and its Subsidiaries.

                         ARTICLE 7. FINANCIAL COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, the Borrower and its Subsidiaries shall observe the following covenants:

         Section 7.1. Consolidated Net Worth. As of the date of this Agreement through December 30, 2000, the Borrower and its Subsidiaries shall at all times maintain a Consolidated Net Worth of not less than Fifty Three Million Dollars ($53,000,000.00). At December 31, 2000, and at December 31 of each fiscal year thereafter, the Consolidated Net Worth requirement shall increase to the aggregate of (x) the Consolidated Net Worth Requirement of the prior fiscal year, plus (y) fifty percent (50%) of the Borrower's and its Subsidiaries' Consolidated Net Income for the then current fiscal year, at all times until the next subsequent December 30.

         Section 7.2. Debt Service Coverage. The Borrower and its Subsidiaries shall at all times maintain Debt Service Coverage of not less than 2.0x, which covenant shall be tested quarterly on a rolling four quarter basis.

         Section 7.3 Funded Debt Ratio. The Borrower and its Subsidiaries shall at all times maintain a Funded Debt Ratio of not more than 2.5x, which covenant shall be tested quarterly on a rolling four quarter basis.

                        ARTICLE 8. AFFIRMATIVE COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitment hereunder, the Borrower covenants that it will, and will cause each of its Subsidiaries to, comply with the following covenants and provisions:

         Section 8.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Lender Agreements.

         Section 8.2. Existence and Business. The Borrower and each Subsidiary will (a) preserve and maintain its corporate existence, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business, and (d) engage only in the businesses which it is conducting on the date of this Agreement and substantially similar businesses (i.e., child care, education and work/family solutions); provided, however, that (i) the Borrower and its Subsidiaries may engage in transactions permitted by Sections 9.4 and 9.6, and (ii) notwithstanding clause (a) of this
Section 8.2, the Borrower may permit the dissolution of any of its Subsidiaries (and any such Subsidiary may suffer such dissolution) if at the time of such dissolution such Subsidiary has no assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its corporate existence and good standing.

         Section 8.3. Taxes and Other Obligations. The Borrower and each Subsidiary (a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of its properties; provided, however, that the Borrower and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any such lien has been commenced, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than 90 days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to its operations. The Borrower and each Subsidiary shall cause all applicable tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain its good standing with the Internal Revenue Service and state, local and foreign tax authorities.

         Section 8.4. Maintenance of Properties and Leases. The Borrower and each Subsidiary shall maintain, keep and preserve all of its material properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. The Borrower and each Subsidiary shall replace and improve its properties as necessary for the conduct of its business. The Borrower and each Subsidiary shall comply in all material respects with all material leases naming it as lessee.

         Section 8.5. Insurance. The Borrower and each Subsidiary (a) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner satisfactory to the Lenders, and in any event as customary for companies in similar businesses similarly situated. On request of the Agent from time to time, the Borrower will render to the Agent and the Lenders a statement in reasonable detail as to all insurance coverage required by this Section 8.5. A description of the material elements of insurance coverage of the Borrower and its Subsidiaries as of the date hereof is set forth on Schedule 8.5.

         Section 8.6. Records, Accounts and Places of Business. The Borrower and each Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. The Borrower and each Subsidiary shall maintain adequate and proper reserves. The Borrower and each Subsidiary shall promptly notify the Agent of (a) any changes in the places of business of the Borrower and its Subsidiaries and (b) any additional places of business which may arise hereafter.

         Section 8.7. Inspection. At any reasonable time and from time to time, the Borrower shall permit the Agent and the Lenders and any of the Lenders' agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with any of their officers or directors and with the Borrower's independent accountants.

         Section 8.8. Maintenance of Accounts. The Borrower and its Subsidiaries shall maintain depository, operating, concentration and disbursement accounts with the Agent.

         Section 8.9. Year 2000 Compatibility. Take all reasonable action necessary to assure that its computer based systems, hardware and software used in each of the Borrower's and its Subsidiaries' business and operations are able to operate and effectively receive transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, and, at the request of the Agent, the Borrower shall provide evidence to the reasonable satisfaction of the Agent of such year 2000 compatibility.

         Section 8.10. Use of Proceeds. The Borrower will use the proceeds of the Loan solely to support the Borrower's ongoing working capital requirements and general corporate purposes as well as fund Permitted Acquisitions.

         Section 8.11. Creation of Subsidiaries. The Borrower shall provide the Agent with prior written notice of the creation of any Subsidiary by the Borrower other than those in existence at the Closing and except in connection with Permitted Acquisitions.

         Section 8.12. Further Assurances. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with, the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Lender Agreements.

                         ARTICLE 9. NEGATIVE COVENANTS

         On and after the date hereof, until all of the Lender Obligations shall have been paid in full and the Lenders shall have no commitments to make any loans or advances to the Borrower hereunder, the Borrower covenants that neither the Borrower nor any of its Subsidiaries will:

         Section 9.1. Restrictions on Indebtedness. Without the prior written consent of the Agent, create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

         (a) Indebtedness to the Lenders arising under the Loans, the Letter of Credit Outstandings and the other Lender Obligations.

         (b) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

         (c) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.3 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner satisfactory to the Lenders and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with generally accepted accounting principles, and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

         (d) Indebtedness (including Capitalized Lease Obligations) in an amount not to exceed $1,000,000.00 in the aggregate in respect of purchase money security interests under Section 9.2(b) hereof.

         (e) Indebtedness existing, or arising pursuant to commitments existing, on the date hereof, all as set forth in Schedule 5.16, and any extensions, renewals, refundings or refinancings thereof on the same terms or other terms satisfactory to Required Lenders; provided, however, that neither the principal amount thereof nor the interest rate thereon shall be increased, nor shall the date for the making of any required payment of principal be accelerated nor the amount due on any such date increased.

         (f) Subordinated Indebtedness.

         (g) Contingent obligations consisting of Guarantees executed by the Borrower or any of its Subsidiaries with respect to Indebtedness of the Borrower and its Subsidiaries otherwise permitted by this Agreement.

         (h) Contingent obligations consisting of the indemnification by the Borrower or any of its Subsidiaries of (i) the officers, directors, employees and agents of the Borrower or such Subsidiary, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Subsidiary is organized, (ii) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Subsidiary's securities or the rendering of banking or professional services to the Borrower or such Subsidiary and (iii) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Subsidiary.

         (i) Indebtedness with respect to financed insurance premiums not past due.

         (j) Indebtedness of a Subsidiary of the Borrower that is owed to the Borrower or a Subsidiary of the Borrower and that is permitted by Section 9.3

         Section 9.2. Restriction on Liens; Agreements Not to Pledge. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over the claims of its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the UCC) with or without recourse, or enter into or permit to exist any agreement, arrangement or understanding, either oral or in writing, with any person or entity other than the Agent, which restricts or prohibits the Borrower or any of its Subsidiaries from incurring or permitting to exist any lien, mortgage, security interest, pledge, charge or other encumbrance on all or any portion of the Borrower's or such Subsidiary's property or assets; provided, however, that the Borrower or any Subsidiary may create or incur or suffer to be created or incurred or to exist:

         (a) Existing liens and security interests described in Schedule 5.16 securing presently outstanding Indebtedness and any extension or renewals thereof.

         (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases in accordance with
Section 9. l(d) hereof, and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by the Borrower or a Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; provided, however, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

         (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with
Section 8.3.

         (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee.

         (e) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

         (f) Liens in favor of the Agent for the benefit of the Lenders.

         (g) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in he ordinary course of business that are not overdue for a period of more than ninety (90) days, or if overdue for more than ninety (90) days, (i) which are being contested in good faith and by appropriate proceedings, (ii) for which adequate reserves in conformity with generally accepted accounting principles have been established on the books of the Borrower or such Subsidiary; and (iii) with respect to which the obligations secured thereby are not material.

         (h) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

         (i) Other non-consensual liens not securing Indebtedness, the existence of which in the aggregate will not have a Material Adverse Effect, provided that any lien permitted by this clause (i) is permitted only for so long as is reasonably necessary for the Borrower or the affected Subsidiary, using reasonably diligent effort, to remove or eliminate such lien and the Borrower or the affected Subsidiary maintains such reserves, if any, as it reasonably deems adequate therefor.

Nothing contained in this Section 9.2 shall permit the Borrower to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

         Section 9.3. Investments. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

         (a) Investments having a maturity of less than one year from the date thereof by the Borrower in: (i) deposits with or obligations of the Agent or any of the Lenders; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Agent or any of the Lenders; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors.

         (b) Existing Investments of the Borrower in its Subsidiaries, as described on Schedule 5.4 and other existing Investments described on Schedule 9.3.

         (c) Investments consisting of normal travel and similar advances to employees of the Borrower and its Subsidiaries, in a manner consistent with past practice, not exceeding One Hundred Thousand Dollars ($100,000.00) in the aggregate at any one time outstanding.

         (d) Investments resulting from mergers permitted under Section 9.6 hereto.

         (e) Permitted Acquisitions.

         (f) Investments in Subsidiaries described in Section 8.11 hereof.

         (g) Accounts receivable representing trade credit extended in the ordinary course of business.

         (h) Unsecured loans or advances by the Borrower to any Subsidiary of the Borrower.

         (i) Unsecured loans or advances by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower.

         Section 9.4. Dispositions of Assets. Sell, lease or otherwise dispose of any assets except for :

         (a) Sale, lease or other disposition of inventory in the ordinary course of business of the Borrower and its Subsidiaries;

         (b) Sale or other disposition of obsolete, worn-out equipment or other property no longer required by or useful to the Borrower or any of its Subsidiaries in connection with the operation of their businesses.

         (c) Sale or transfer to the Borrower or any Subsidiary of any asset owned by the Borrower or any of its Subsidiaries.

         (d) Sale(s) of assets not otherwise permitted by this Section 9.4 in an aggregate amount not to exceed, in any Fiscal Year, an amount equal to $500,000.00.

         Section 9.5. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and other obligations permitted by Section 9.1.

         Section 9.6. Mergers. Etc. Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any Subsidiary may merge into the Borrower or any other Subsidiary, or enter into a merger with or acquire all or substantially all of the assets of another entity, provided that immediately after and giving effect thereto, no event shall occur and be continuing which constitutes or which, upon the passage of time or giving of notice or both would constitute, a Default (including under Section 8.1 and including under Article 7, assuming that the financial restrictions set forth in Article 7 are applied immediately after and giving effect to such merger or acquisition) and provided further that the Borrower or such Subsidiary is the surviving corporation to such merger and (b) the Borrower may enter into Permitted Acquisitions without the prior written consent of the Agent provided that no Indebtedness other than Permitted Acquisition Advances is incurred to finance such acquisitions (and the terms and conditions in connection therewith are complied with), and provided further, that the Borrower shall maintain Consolidated Tangible Net Worth of not less than Five Million Dollars ($5,000,000.00) after giving effect to such acquisition.

         Section 9.7. ERISA. At any time while the Borrower or any Subsidiary has a Pension Plan, (a) permit any accumulated funding deficiency (as defined in Section 412(a) of the Internal Revenue Code) to occur with respect to any Pension Plan or other employee benefit plan established or maintained by the Borrower or any Subsidiary or to which contributions are made by the Borrower or any Subsidiary (the "Plans") that are subject to ERISA and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code, (b) fail to comply in all material respects with the provisions of ERISA and the Internal Revenue Code that are applicable to the Plans, or (c) permit the PBGC to cause the termination of any Pension Plan under circumstances that would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Borrower or any Subsidiary.

         Section 9.8. Distributions. Make any Distribution, except that any Subsidiary may make a Distribution to the Borrower or to another Subsidiary of the Borrower, and the Borrower and each of its Subsidiaries may redeem stock issued by it in connection with any duly authorized stock redemption or repurchase plan.

         Section 9.9. Sale and Leaseback. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred without the prior written consent of the Agent in each instance, which consent shall not be unreasonably withheld.

         Section 9.10. Transactions with Affiliates. Enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except that the Borrower and its Subsidiaries (a) may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in the Borrower's or its Subsidiaries' business and (b) may enter into other transactions with Affiliates on terms that are no less favorable to the Borrower or any Subsidiary than those which could be obtained at the time from Persons who are not Affiliates.

         Section 9.11. Voluntary Payment. While any amount remains outstanding under the Notes, make any voluntary prepayments on any Indebtedness, except under a Lender Agreement.

                   ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

         Section 10.1. Events of Default. Each of the following events shall be deemed to be Events of Default hereunder:

         (a) The Borrower shall fail to make any payment in respect of (i) the principal of any of the Lender Obligations within five (5) days of when due, whether at the stated payment dates, required prepayment or by acceleration, demand or otherwise, or (ii) interest or commitment fees on or in respect of any of the Lender Obligations within five (5) days of when due.

         (b) The Borrower or any Subsidiary shall fail to perform or observe any of the terms, covenants, conditions or provisions of Articles 6, 7, 8 or 9 hereof.

         (c) The Borrower or any Subsidiary shall fail to perform or observe any other term, covenant, condition or provision to be performed or observed by the Borrower under this Agreement or any other Lender Agreement, and such failure shall not be rectified or cured to the Agent's satisfaction within thirty (30) days after the occurrence thereof; provided, however, that in the event that any such failure to perform any such term, covenant or agreement (other than the covenants contained in Section 8.3 (only with respect to state and local taxes, assessments and other governmental charges which shall be contested in good faith at the time) and Section 9.7) is capable of cure and so long as the Borrower or any Subsidiary, as the case by be, is using its reasonable efforts to effect such cure, the Borrower, or any Subsidiary, as the case may be, shall have forty-five (45) days after the notice referred to above has been given to cure such failure to perform; and provided, further, that with respect to the covenants contained in Section 8.4(b), in the event that any such failure to perform such covenant is not susceptible to cure within thirty (30) days and so long as the Borrower or any Subsidiary, as the case may be, is using its reasonable efforts to effect such cure, the Borrower or any Subsidiary, as the case may be, shall have such additional time as may be necessary to cure such failure to perform;

         (d) Any representation or warranty of the Borrower herein or in any other Lender Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective.

         (e) The Borrower shall fail to make any payment of principal of or interest on

Indebtedness for money borrowed by the Borrower or any Guaranty by the Borrower of money borrowed, in an aggregate amount in excess of $500,000, when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness.

         (f) The Borrower or any Subsidiary shall be involved in financial difficulties as evidenced:

                  (i) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                  (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11 and such order shall not be dismissed, vacated or stayed on appeal or otherwise stayed within 90 days of entry;

                  (iv) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                  (v) by the entry of an order by a court of competent jurisdiction (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be dismissed, vacated or stayed on appeal or otherwise stayed within 90 days of entry;

                  (vi) by the filing of a petition against the Borrower or any Subsidiary under said Title 11 which shall not be vacated within 90 days; or

                  (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

         (g) There shall have occurred a judgment against the Borrower or any Subsidiary in any court (i) where the uninsured portion of such judgment exceeds Five Hundred Thousand Dollars ($500,000.00) and such judgment is not satisfied within ninety (90) days of its entry, or (ii) which has a Material Adverse Effect.

         (h) Any "Event of Default" under any other Lender Agreement shall have occurred and, if subject to a cure right, such Event of Default shall not have been cured within the applicable cure period.

         Section 10.2. Remedies. Upon the occurrence of an Event of Default, in each and every case, the Agent may, and upon the request of the Required Lenders shall, proceed to protect and enforce the rights of the Agent and the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Lender Agreement or in any instrument delivered to the Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Lender Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10. l(f), in which case the unpaid balance of Lender Obligations shall automatically become due and payable without notice or demand) by notice in writing to the Borrower declare (a) the obligations of the Lenders to make Advances to be terminated, whereupon such obligations shall be terminated, and
(b) all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Agent may proceed to enforce payment of such balance or part thereof in such manner as the Agent may elect, and the Agent and each Lender may offset and apply toward the payment of such balance or part thereof any Indebtedness of the Agent or any Lender to the Borrower or to any Subsidiary, or to any obligor of the Lender Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Agent or any Lender or with any other Person controlling, controlled by or under common control with the Agent or any Lender.

         Section 10.3. Distribution of Proceeds. Notwithstanding anything to the contrary contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Lender Obligations from the Borrower or otherwise, such monies shall be distributed for application as follows:

         (a) First, to the payment of or the reimbursement of, the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

         (b) Second, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

         (c) Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

         (d) Fourth, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and

         (e) Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

              ARTICLE 11. CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

         Section 11.1. Actions by Lenders. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including under Section 11.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Required Lenders; provided, however, that without the written consent of all Lenders:

         (a) no reduction in the interest rates on or any fees relating to the Advances shall be made;

         (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Advances;

         (c) no increase in the Maximum Credit Amount, or extension of the Revolver Termination Date or Credit Maturity Date shall be made;

         (d) no change in the definition of the term "Required Lenders" shall be made; and

         (e) no change in the provisions of this Section 11.1 shall be made.

         Section 11.2. Actions by Borrower. No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against the Borrower or any other interested party shall constitute a waiver. A breach by the Borrower of its obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section
11.1. The Agent's and the Lenders' waiver of the Borrower's breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Notes, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement, and

(c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Notes or any other Lender obligation or (ii) under any other Lender Agreement. No course of dealing between the Borrower and the Agent or the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any Lender Agreement or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Borrower, the Agent and the Lenders in accordance with Section 11.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and the Borrower shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.

                       ARTICLE 12. SUCCESSORS AND ASSIGNS

         Section 12.1. General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) the Borrower may not assign its rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 12.

         Section 12.2. Assignments.

         (a) Assignments. In compliance with applicable laws with respect to such assignment and with the consent of the Borrower (provided that if there shall exist a Default, the Borrower's consent shall not be required for any such assignment) and the Agent (which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions (each a "Successor Lender"), which must, in every case, be an Eligible Assignee, a proportionate part of its rights and obligations in connection with this Agreement, its Note, and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Agent, substantially in the form of Exhibit G attached hereto. Any assignment under this Section (a) shall be in a minimum amount of $5,000,000. In connection with any assignment under this
Section 12.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $5,000.

         (b) Assignment Procedures. In the event of an assignment in accordance with Section 12.2(a), upon execution and delivery of such an assignment at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender of an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, in the event such Successor Lender is an Eligible Assignee, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Successor Lender and a replacement Note is issued to the assigning Lender in principal amounts reflecting their respective revised interests.

         (c) Register. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender, and (iii) the amounts of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Further Assurances. The Borrower shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

         (e) Assignments to Federal Reserve Bank. Without limiting the generality of the foregoing, any Lender may at any time pledge all or any portion of its rights hereunder including any Notes or portion(s) thereof to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 United States Code, Section 341; but no such pledge or enforcement thereof shall release the transferor Lender from its obligations hereunder.

         Section 12.3. Participations. Any Lender may, with the consent of the Agent and without the consent of the Borrower, at any time grant or offer to grant to one or more financial institutions who meet the definition of an Eligible Assignee ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Notes and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

         (a) Amount. Each such participation shall be in a minimum amount of at least $5,000,000.00.

         (b) Procedure. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrower hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, including those matters referred to in Section 11.1 which require the consent of all Lenders.

         (c) Dealing with Lenders. The Borrower shall continue to deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.

         (d) Rights of Credit Participants. The Borrower agrees that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.7, 2.8, 2.9, 2.10, 2.11, and 14.5, and the setoff rights in Section 10.2 with respect to its participating interest; provided, however, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

         (e) Notice. At the time of granting any participation, the Lender granting such participation shall notify the Agent and the Borrower.


                             ARTICLE 13. THE AGENT


         Section 13.1. Authorization. The Agent is hereby appointed and authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Lender Agreements and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Lender Agreements shall be construed to constitute the Agent as a trustee for any Lender.

         Section 13.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Lender Agreements. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         Section 13.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Lender Agreements, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         Section 13.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Lender Agreements or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Lender Agreements or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. So long as the Agent acts in good faith, the Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 13.5.  Payments.

                  (a) A payment by the Borrower to the Agent hereunder or any of the other Lender Agreements for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's Commitment Percentage share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Lender Agreements.

                  (b) If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Lender Agreements might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Lender Agreements, any Lender that fails (i) to make available to the Agent its Commitment Percentage share of any Advance or (ii) to comply with the provisions of hereof with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Commitment Percentage share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective Commitment Percentage shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective Commitment Percentage shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders, the Lenders' respective Commitment Percentage shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         Section 13.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         Section 13.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower) and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Lender Agreements or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         Section 13.8. Agent as Lender. In its individual capacity, Fleet National Bank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

         Section 13.9. Resignation. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall meet the definition of an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Lender Agreements shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 13.10. Amendment of Article 13. The Borrower hereby agrees that the foregoing provisions of this Article 13 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 13.9, the Borrower is not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 13, with the exception of the reasonable approval of Borrower as may be required under Section 13.9 hereto, may be amended at any time by the Lenders without the consent or approval of, or notice to, the Borrower (other than the requirement of notice to the Borrower of the resignation of the Agent and the appointment of a successor Agent).

         Section 13.11 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Lender Obligations shall have occurred, the Agent shall, if
(a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.


                           ARTICLE 14. MISCELLANEOUS

         Section 14.1. Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or by nationally-recognized overnight carrier service, addressed as follows:

         (a) If to the Agent, at One Federal Street, Boston, MA 02110, Telecopier No. 617-346-5025, Attention: Mr. Brian J. Slater, with a copy to:
Chappell White LLP, 268 Summer Street, Boston, MA 02210, Telecopier No. 617-279-3001, Attention: Louis J. DiFronzo, Jr., Esquire or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Borrower and the Lenders.

         (b) If to the Borrower, at One Kendall Square, Building 200, Cambridge, Massachusetts 02139, Telecopier No. 617-252-4372, Attention: Ms. Elizabeth J. Boland, with a copy to: Bass, Berry & Sims PLC, 2700 First American Center, Nashville, TN 37238, Telecopier No. 615-742-6293, Attention:
Howard H. Lamar, III, Esquire or at such other address(es) or to the attention of such other Person(s) as the Borrower shall from time to time designate in writing to the Agent and the Lenders.

         (c) If to any Lender, at the address(es) and to the attention of the Person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the Person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender), or at such other address(es) and to the attention of such other Person(s) as any Lender shall from time to time designate in writing to the Agent and the Borrower.

         Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed. Any notice so addressed and sent by hand, by telecopy or by overnight carrier service shall be deemed to have been given when received.

         A notice from the Agent stating that it has been given on behalf of the Lenders shall be relied upon by the Borrower as having been given by the Lenders.

         Section 14.2. Integration. This Agreement, together with the other Lender Agreements, comprise the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Lender Agreements, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders in any other Lender Agreements shall not be deemed a conflict with this Agreement. Each Lender Agreement was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         Section 14.3. Governing Law: THIS AGREEMENT AND EACH OF THE OTHER LENDER AGREEMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LENDER AGREEMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.14. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         Section 14.4. Counterparts. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

         Section 14.5. Expenses and Indemnification.

          (a) The Borrower agrees to pay, on demand, all of the Agent's reasonable expenses in preparing, executing, delivering and administering this Agreement, the Lender Agreements and all related instruments and documents, including the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Chappell White LLP, and, the Agent's and Lenders' reasonable expenses in connection with periodic audits of the Borrower. The Borrower also agrees to pay, on demand, all reasonable out-of-pocket expenses incurred by the Agent and the Lenders, including reasonable legal fees for a single counsel for the Agent and the Lenders and reasonable accounting fees, in connection with the collection of amounts due hereunder and under all other Lender Agreements upon the occurrence of an Event of Default hereunder, the revision, protection or enforcement of any of the Agent's or the Lenders' rights against the Borrower under this Agreement, the Notes and all other Lender Agreements and the administration of special problems that may arise under this Agreement or any other Lender Agreement. The Borrower also agrees to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

         (b) Without limitation of any other obligation or liability of the Borrower or right or remedy of the Agent or the Lenders contained herein, the Borrower hereby covenants and agrees to indemnify and hold the Agent, the Lenders, and the directors, officers, subsidiaries, shareholders, agents, affiliates and Persons controlling the Agent and the Lenders, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by any such indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby, other than any such claims which are determined by a final, non-appealable judgment or order of a court of competent jurisdiction to be the result of the gross negligence or willful misconduct of such indemnified party. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single counsel of their own and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.14.5 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this ss.14.5 shall survive the repayment of the Loan and the termination of the obligations of the Lenders hereunder.

         Section 14.6. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LENDER AGREEMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT AND THE OTHER LENDER AGREEMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.

                                BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------


                                FLEET NATIONAL BANK, as Agent


                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------



                                FLEET NATIONAL BANK, as Lender


                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------


                                One Federal Street
                                Boston, MA  02110
                                Telecopier No:
                                Attention:


                                BANK OF AMERICA, N.A., as Lender


                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------


                                414 Union Street
                                Nashville, Tennessee 37239
                                Telecopier No: (615) 749-4762
                                Attention: Mr. William H. Diehl

                                   EXHIBIT A
                         FORM OF REVOLVING CREDIT NOTE

$                                                                    _____, 2000
 ______________________

                                                           Boston, Massachusetts

FOR VALUE RECEIVED, the undersigned, Bright Horizons Family Solutions, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _____________(the "Lender") the principal sum of _________DOLLARS ($___________
) (or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement as hereinafter defined), together with interest on the unpaid principal from time to time outstanding at the rate or rates and computed and payable at the times as described in the Credit Agreement. This principal amount of the note shall be paid in accordance with the terms and conditions of the Credit Agreement and the entire balance of outstanding principal and accrued and unpaid interest shall be paid in full on June 30, 2005.

         This note represents indebtedness for one or more Advances made by the Lender to the Borrower under the Credit Agreement dated as of ______, ___, 2000 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") by and among the Borrower, the Lenders from time to time parties thereto, and Fleet National Bank, as Agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

         The Borrower shall have the right, at any time, to voluntarily prepay all or any part of the outstanding principal amount of this note subject to the provisions of the Credit Agreement.

         In addition to the payment of interest as provided above, the Borrower shall, on demand, pay interest on any overdue installments of principal and, to the extent permitted by applicable law, on overdue installments of interest at the rate set forth in the Credit Agreement.

         If any payment of principal or interest due hereunder is not made within ten (10) days of its due date, the Borrower will pay to the Agent for the account of the Lender, on demand, a late payment charge equal to the amount set forth in the Credit Agreement.

         The holder of this note is entitled to all the benefits and rights of a Lender under the Credit Agreement to which reference is hereby made for a statement of the terms and conditions under which the entire unpaid balance of this note, or any portion hereof, shall become immediately due and payable.

         The Borrower hereby waives presentment, demand, notice, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this note.

         No delay or omission on the part of the holder of this note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         The Borrower hereby agrees to pay on demand all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incurred or paid by the Agent or the holder of this note in enforcing this note on default.

         All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender in the execution, delivery and acceptance of this note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the amount collectible at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

         EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE CREDIT AGREEMENT, THIS NOTE OR ANY OF THE OTHER LENDER AGREEMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS NOTE, THE CREDIT AGREEMENT AND THE OTHER LENDER AGREEMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND

CERTIFICATIONS CONTAINED HEREIN.

         This note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of law provisions contained therein).

                                Bright Horizons Family Solutions, Inc.


                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:
                                      ----------------------------------------

                                   EXHIBIT B
                          FORM OF NOTICE OF BORROWING

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

Fleet National Bank, as Agent
One Federal Street, Boston, MA 02110
Attention:

         Re: Credit Agreement Dated as of _____ ___, 2000 by and among Bright Horizons Family Solutions, Inc., the Lenders parties thereto, and Fleet National Bank, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to Section 2.2(a) of the Credit Agreement, the undersigned hereby requests that the Lenders make Advances to the Borrower in the aggregate amount of $ ______________ on _________________.

         The Borrower hereby requests that such Advances be [Prime Rate Loans] [LIBOR Rate Loans]. Such LIBOR Rate Loan shall be subject to a one/two/three month Interest Period.

         The representations and warranties contained or referred to in Article 5 of the Credit Agreement are true and accurate on and as of the effective date of the requested Advances as though made at and as of such date (except as to representations and warranties made as of a certain date, which shall be true and correct as of such date, except as to transactions and other matters permitted under the terms of the Credit Agreement and the other Lender Agreements, and except that the references in the Agreement to the _____ Financial Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section 6.2 of the Credit Agreement); and no Default has occurred and is continuing or will result from the requested Advances.


                                       Bright Horizons Family Solutions, Inc.


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT C

                  FORM OF CERTIFICATE OF PERMITTED ACQUISITION

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

Fleet National Bank, as Agent
One Federal Street, Boston, MA 02110
Attention:

         Re: Credit Agreement Dated as of _____, 2000 by and among Bright Horizons Family Solutions, Inc., the Lenders parties thereto, and Fleet National Bank, as Agent (the "Credit Agreement)"

Ladies and Gentlemen:

             The Borrower hereby certifies that the acquisition described in
Schedule 1 hereto (including name and location of company to be acquired) (the "Permitted Acquisition") provides for (a) the acquisition of substantially all of the assets, shares or partnership interests of a Person or a division or business unit of such Person, (b) such Person, division or unit is in a substantially similar line of business as the Borrower, (c) immediately subsequent to the acquisition, the Borrower will be in compliance with all terms of the Lender Agreements, and (d) after giving effect to the acquisition, Borrower's Consolidated Net Worth will not be less than ________________. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

         [The undersigned intends to request, pursuant to Section 2.2(a) of the Credit Agreement, that the Lenders make Permitted Acquisition Advances to the Borrower in the aggregate amount of $ _________ on _________, and hereby represents and warrants that the requested Permitted Acquisition Advance will be used for the Permitted Acquisition described above.]


                                        Bright Horizons Family Solutions, Inc.



                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

             Schedule 1 to the Certificate of Permitted Acquisition

                                   EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

Fleet National Bank, as Agent
One Federal Street, Boston, MA 02110
Attention:

         Re: Credit Agreement Dated as of ______ ___, 2000 by and among Bright Horizons Family Solutions, Inc., the Lenders parties thereto, and Fleet National Bank, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to the provisions of Section 6.1 or 6.2 of the Credit Agreement, the undersigned hereby certifies on behalf of the Borrower as follows:

(A)      Advances                                                     $
                                                                       --------

(B)      Letter of Credit Outstandings                                $
                                                                       --------

(C)      Maximum Credit Amount                                        $
                                                                       --------

(D)      Amount available for Advances under the Credit Agreement
         (line C minus the sum of line A plus line B) .               $
                                                                       --------

(E)      Letter of Credit Limit                                       $
                                                                       --------

(F)      Amount available for Letter of Credit Requests
         (lesser of line D or sum of line E minus line B)             $
                                                                       --------

(G)      (1)      The representations and warranties made by or on behalf of the
                  Borrower in the Credit Agreement and in all other Lender
                  Agreements are true and correct in all material respects on and as of the date hereof, with the same effect as if made at and as of the date hereof (except as to representations and warranties made as of a certain date, which shall be true and correct only as of such date, except as to transactions and other matters permitted under the terms of the Credit
                  Agreement and the other Lender Agreements, and except that the references in the Agreement to the ______ Financial
                  Statements are deemed to refer to the most recent annual financial statements furnished to the Agent and the Lenders pursuant to Section 6.2 of the Credit Agreement);

         (2) since the end of the last fiscal year, neither the business nor assets, nor the condition, financial or otherwise, of the Borrower has been subject to any Material Adverse Effect;

         (3) except as set forth in the certificates attached hereto and except as heretofore disclosed to the Agent in a previous Compliance Certificate, there has been no change (i) in the charter documents or By-Laws of the Borrower heretofore certified to the Agent or (ii) in the incumbency of the officers of the Borrower whose signatures have heretofore been certified to the Agent;

         (4) the financial statements attached hereto as Schedule 1 are in compliance with the applicable provisions of Section 6.1 or
                  6.2 of the Credit Agreement, as the case may be;

         (5) the undersigned has caused the provisions of the Credit Agreement to be reviewed and, as of the date hereof, there is no Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute a Default thereunder, other than as set forth on Schedule 2 attached hereto.

(I) Attached hereto as Schedule 3 are calculations demonstrating that, based upon the consolidated financial statements of the Borrower attached hereto as Schedule 1, the Borrower is in compliance with all financial covenants set forth in the Credit Agreement.

       Terms defined in the Credit Agreement and not otherwise expressly defined herein are used herein with the meanings so defined in the Credit Agreement.

         In witness whereof, the undersigned has caused an authorized officer to execute this Certificate on this ______ day of _____________, __________.


                                         Bright Horizons Family Solutions, Inc.


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title: (1)

---------------
(1) Must be signed by the chief executive officer or chief financial officer of the Borrower.

                                 SCHEDULE 1 to

                             Compliance Certificate



         The financial statements attached to this Schedule are submitted in compliance with the following section of the Credit Agreement (check one):

[ ] Section 6.1
[ ] Section 6.2

                                   SCHEDULE 2

                           to Compliance Certificate

                         Defaults - Action Being Taken

                                   SCHEDULE 3

                           to Compliance Certificate



For purposes of computing the ratios and limitations comprising the financial restrictions that follow, terms that are capitalized and not defined herein will be given the meanings ascribed to such terms in the Credit Agreement.


A.     Consolidated Net Worth

       (a) Consolidated Net Worth requirement from prior fiscal year                 $
           (not less than $53,000,000.)                                               -----------------

       (b) 50% of Net Income from current fiscal year                                $
                                                                                      -----------------
       (c) line (a) plus line (b) equals minimum Consolidated
           Net Worth required in Credit Agreement for the period
           December 31, _______ through December 30, _____                           $
                                                                                      -----------------
       (d) Consolidated Total Assets                                                 $
                                                                                      -----------------
       (e) Consolidated Total Liabilities                                            $
                                                                                      -----------------
       (f) line (d) minus line (e)                                                   $                x
                                                                                      -----------------

B.     Debt Service Coverage                                                         $
                                                                                      -----------------
       (a) Consolidated EBITDA                                                       $
                                                                                      -----------------
       (b) Cash Taxes                                                                $
                                                                                      -----------------
       (c) Dividends                                                                 $
                                                                                      -----------------
       (d) line (b) plus line (c)                                                    $
                                                                                      -----------------
       (e) line (a) minus line (d)                                                   $
                                                                                      -----------------
       (f) CMLTD                                                                     $
                                                                                      -----------------
       (g) Interest Expense                                                          $
                                                                                      -----------------
       (h) line (f) plus line (g)                                                    $
                                                                                      -----------------
       (i) line (e) divided by line (h)                                                               x
                                                                                      -----------------

C.     Funded Debt Ratio

       (a) Consolidated Funded Debt                                                  $
                                                                                      -----------------
       (b) Consolidated EBITDA                                                       $
                                                                                      -----------------
       (c) line (a) divided by line (b)                                                               x
                                                                                      -----------------

                                   EXHIBIT E

                       NOTICE OF CONTINUATION/CONVERSION

                     BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

Fleet National Bank, as Agent
One Federal Street, Boston, MA 02110
Attention:

         Re: Credit Agreement Dated as of _____ ______, 2000 by and Bright Horizons Family Solutions, Inc., the Lenders parties thereto, and Fleet National Bank, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to Section 2.4 of the Agreement, the undersigned hereby confirms its request made on __________, for a LIBOR Rate Pricing Option on the amount of $__________ comprising [all/a portion] of the outstanding Advances, effective ______________.

         The Interest Period applicable will be [one] [two] [three] months.

         Said LIBOR Rate Loans represent a [conversion/continuation] of the [Prime] [LIBOR] Rate Loans in the same aggregate amount made on
_________________.

                                         Bright Horizons Family Solutions, Inc.


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                   EXHIBIT F

                     FORM OF OPINION OF BORROWER'S COUNSEL

                                March ___, 2000






Fleet National Bank, as Agent,
    and each of the Lenders
    party to the Credit Agreement
    referred to below

Ladies and Gentlemen:

         We have acted as counsel to Bright Horizons Family Solutions, Inc., a Delaware corporation (the "Borrower") in connection with the preparation, execution and delivery of the Credit Agreement, dated as of March ___, 2000, among the Borrower, the lenders from time to time parties thereto (collectively, the "Lenders"), and Fleet National Bank, a national banking association, as agent for the Lenders (the "Credit Agreement"), pursuant to which the Borrower has executed and delivered to the Lenders its Notes in the aggregate principal amount of $40,000,000. All terms defined in the Credit Agreement shall have the same meanings herein.

         We have examined executed counterparts of the Credit Agreement and the Notes (sometimes herein collectively referred to as the "Credit Documents"), together with the Certificate of Incorporation, as amended, and the bylaws, as amended, and such other documents, corporate records, agreements and instruments and certificates of public officials and officers of the Borrower as we have deemed necessary as the basis for the opinions herein expressed. In making such examination and in expressing our opinions, we have assumed, without investigation or inquiry:

                  (a) the due organization and existence of all parties to the Credit Documents other than the Borrower,

                  (b) the due authorization, execution and delivery of the Credit Documents by the parties thereto other than the Borrower,

                  (c) that all parties to the Credit Documents other than the Borrower have the legal right, power and authority to enter into the Credit Documents and to consummate the transactions contemplated thereby, and

                  (d) that all signatures (other than those by or on behalf of the Borrower) on any executed documents furnished to us are genuine, all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original documents.

         As to matters of fact, we have relied upon the statements and representations contained in the Credit Documents and in certifications by officers of the Borrower, and we have made no independent inquiries or investigations. However, we do not have knowledge of any fact that would make our reliance on such statements or representations unreasonable.

         Based upon the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         1. The Borrower is an existing Delaware corporation, in good standing under the laws of the State of Delaware. The Borrower has the corporate power and corporate authority to own and operate its properties, to conduct its business as now conducted by it and to enter into and to perform its obligations under each of the Credit Documents.

         2. The execution and delivery by the Borrower of each of the Credit Documents to which it is a party, the borrowing of the Loans and the consummation of the transactions that are the subject of the Credit Documents have been duly authorized by all requisite corporate action, and do not and will not (a) violate the certificate of incorporation or by-laws of the Borrower, (b) violate any provision of any applicable law or regulation or, to our knowledge, any judgment, decree or order of any federal or Tennessee court or governmental or regulatory authority applicable to the Borrower, (c) to our knowledge, violate or constitute a default under, or result in the creation of any lien, pledge, charge, security interest or other encumbrance (other than in favor of the Agent for the benefit of the Lenders) upon the property of the Borrower under, any indenture, mortgage, deed of trust, agreement or instrument to which the Borrower is a party, or by which the Borrower or any of its property is bound, (d) require any authorization, approval, consent, order, license or other action by, or notice to or filing with, any governmental authority or agency, that has not been obtained or made.

         3. The Borrower has duly executed and delivered the Credit Documents, and the Credit Documents constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         4. Assuming the accuracy of the representations and warranties made in the Credit Agreement with respect to the intended use of the proceeds of the Loans, the transactions and arrangements contemplated by the Credit Documents do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve Board.

         5. The Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" or a "subsidiary company" or an "affiliate of a holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         To our knowledge after inquiry of the Chief Financial Officer and Secretary of the Borrower, there is no litigation or other legal proceeding pending before any court, governmental agency or arbitrator, or overtly threatened in writing, against the Borrower, except for matters that such officers have indicated do not in their judgment involve a risk of a judgment or liability that would have a Material Adverse Effect.

         The opinions expressed herein are limited to the federal law of the United States of America, the law of Tennessee and the general corporation law of Delaware.

         We express no opinion as to the enforceability of the choice of law provisions contained in the Credit Agreement and the other Credit Documents under the laws of the Commonwealth of Massachusetts or the State of Tennessee, nor, assuming such provisions would be enforceable under the choice-of-law principles of the Commonwealth of Massachusetts or the State of Tennessee, do we state any opinion as to the enforceability of the Credit Documents under the internal laws of the Commonwealth of Massachusetts. Notwithstanding the foregoing, you have requested us to review the Credit Documents and provide you with the opinions set forth above assuming, solely for purposes of these opinions, that the internal laws of the State of Tennessee would govern them. If the Credit Documents were to be governed by the internal laws of the State of Tennessee, our opinions would be as set forth herein. We note that if a court of competent jurisdiction determines the one or more of the Credit Documents to be unenforceable under the laws of the Commonwealth of Massachusetts, then such Credit Document(s) may not be enforced by Tennessee courts under applicable Tennessee conflict of law provisions.

         The opinions expressed herein are qualified as follows:

                  (a) The validity, binding nature and enforceability of any instrument, document or agreement is subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar federal and state laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity, whether applied in a proceeding at law or in equity, which may, among other things, limit the availability of equitable remedies (including but not limited to the remedy of specific performance).

                  (b) Certain rights, remedies and waivers contained in the Credit Agreement may be limited or rendered ineffective by applicable Tennessee laws or judicial decisions; however, such laws and judicial decisions do not render the Credit Agreement invalid as a whole, and there exist, in the Credit Agreement or pursuant to applicable law, legally adequate remedies to realize the principal benefits and security reasonably intended to be provided by the Credit Agreement.

         As used herein, "known to us," "to our knowledge" and any similar phrase refers solely to the current, actual knowledge, acquired during the course of the representation described in the introductory paragraph of this letter, of those attorneys in this firm who have rendered legal services in connection with such representation.

         Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

         The opinions rendered herein are solely for the benefit of the Agent and the Lenders and their respective successors and assigns in connection with the transactions that are the subject of the Credit Documents, and this opinion letter may not be delivered to or relied upon by any other person nor quoted nor reproduced in any report or other document without our prior written consent ; provided, however, that a copy of this opinion letter may be furnished to your regulators, accountants, attorneys and other professional advisors for the purpose of confirming its existence, and this opinion letter may be disclosed in connection with any legal or regulatory proceeding relating to the subject matter hereof.

                                   Very truly yours,

                                   EXHIBIT G

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         Assignment and Acceptance Agreement dated as of _________,_________ , by and between ______________________ (the "Assignor") and _________________(the "Successor Lender").

         WHEREAS, the Assignor is one of the Lenders party to the Credit Agreement referred to below; and

         WHEREAS, the Assignor desires to sell and the Successor Lender desires to purchase, all or a portion of the outstanding loans, advances of credit and commitments of Assignor under the Credit Agreement and the other documents, instruments and agreements related thereto.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

         Reference is made to the Credit Agreement dated as of ______ _, 2000 (as amended or supplemented and as from time to time in effect, the "Credit Agreement"), among Bright Horizons Family Solutions, Inc. (the "Borrower"), the lenders party thereto (the "Lenders"), and Fleet National Bank, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         1. Assignment and Acceptance. Pursuant to Section 12.2 of the Agreement, as of the close of business on (the "Assignment Date"), the Assignor hereby assigns to the Successor Lender, $_____________ of its $__________ current interest in the outstanding Advances and a _____% interest in its Commitment Percentage.

         The foregoing assignment which constitutes a _____% Commitment Percentage under the Credit Agreement, is made together with the concomitant proportionate amount of the undersigned's other rights and obligations under the Credit Agreement and the other Lender Agreements, and the Successor Lender hereby accepts and assumes such rights and obligations completely. After giving effect to this assignment, the Assignor and the Successor Lender shall have the interests in the Notes and the Commitment Percentages set forth on Schedule 1 attached hereto, and the Commitment Percentages of all of the Lenders under the Credit Agreement shall be as set forth on Schedule 2 attached hereto.

         2. Representations and Warranties.

         (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement, the Notes or any other Lender Agreement, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Lender Agreement, or
(iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the Lender Agreements or otherwise from time to time.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Lender Agreement on the part of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person, or (iii) the existence of any Default.

         (c) The Successor Lender confirms that it has received a copy of the Credit Agreement and each of the other Lender Agreements, together with copies of the most recent financial statements delivered pursuant to Sections 6.1 and
6.2 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance Agreement. The Successor Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Assignor or any other Lender.

         (d) The Successor Lender, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall be deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Lender Agreement.

         (e) The Successor Lender irrevocably appoints the Agent to act as Agent for the Successor Lender under the Credit Agreement and the other Lender Agreements, all in accordance with Article 13 of the Agreement and the other provisions of the Credit Agreement and each other Lender Agreement.

         (f) The Successor Lender represents and warrants that it is an Eligible Assignee. The Successor Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Lender Agreements are required to be performed by it as a Lender.

         (g) Except as to paragraph (a) above, the foregoing assignment is made without any representation, warranty or recourse of any kind by the Assignor.

         3. Party to the Agreement. etc. Upon (a) the execution and delivery hereof by the parties hereto at least 5 Business Days prior to the Assignment Date, and (b) the payment by the Successor Lender to Assignor of an amount equal to the purchase price agreed between the Successor Lender and the Assignor, and (c) payment to the Agent of the fee required to be paid pursuant to Section 12.2(a) of the Agreement, the Successor Lender shall automatically become party to the Credit Agreement as a signatory thereto. As of the Assignment Date, the Successor Lender shall have all the rights and obligations of a Lender under the Credit Agreement and the other Lender Agreements as and to the extent set forth on Schedule 1 and
Schedule 2 attached hereto. Copies of all notices and other information required to be delivered to the Lenders under the Credit Agreement shall be delivered to the Successor Lender at the address(es) and to attention of the Person(s) specified below the Successor Lender's name on the execution page of this Assignment and Acceptance Agreement. As of the Assignment Date, the Assignor shall be released from its obligations under the Credit Agreement to a corresponding extent, and no further consent or action by any party shall be required.

         4. Miscellaneous. This Assignment and Acceptance Agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the Assignor and the Successor Lender have executed this Assignment and Acceptance Agreement as of the date first above written.

                                    [ASSIGNOR]


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:


                                    [SUCCESSOR LENDER]


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:
                                    [Address for notices;
                                    Telecopier:
                                    Attention:


The foregoing is hereby acknowledged and approved:

Bright Horizons Family Solutions, Inc.(2)


By:
-----------------------------
Name:
Title:


Fleet National Bank, as Agent


By:
-----------------------------
Name:
Title:



---------------
(2) Include unless Borrower is in Default, at which point Borrower's consent is not required.

                                   Schedule 1


                   Successor Lender's and Assignor's Interest



The Successor Lender's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

         Commitment Percentage
                                                              --------%
         Principal Amount of Note                             $
                                                              --------

The Assignor's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

         Commitment Percentage                                        %
                                                              --------
         Principal Amount of Note                             $
                                                              --------

                                   Schedule 2

                        Lenders' Commitment Percentages



After giving effect to the assignment on the Assignment Date, the Lenders' respective Commitment Percentages under the Credit Agreement shall be as follows:

                                      Commitment                Maximum Credit
              Lender                  Percentage                    Amount

                                           .     %            $
          -----------------           ----- -----             -----------------
                                           .     %            $
          -----------------           ----- -----             -----------------
                                           .     %            $
          -----------------           ----- -----             -----------------

                     TOTALS                100.00%            $
                                                              -----------------

                                   EXHIBIT H

                        FORM OF LETTER OF CREDIT REQUEST

                                   SCHEDULE 1

                             Commitment Percentages


                                          Commitment            Maximum Credit
       Lender                             Percentage                Amount

    Fleet National Bank                     62.50%              $25,000,000.00

    Bank of America                         37.50%              $15,000,000.00

                 TOTALS                    100.00%              $40,000,000.00
                                                                --------------

                                   SCHEDULE 2

Ratio of                                    Applicable        Applicable LIBOR   Facility
Funded Debt to                              Prime Rate        Rate               Fee
Consolidated EBITDA                         Margin            Margin             Payable
-------------------                         ------            ------             -------

Less than or equal to 1.5x                  0%                 .75               .125%

Greater than 1.5x
but less than or equal to 2.0x              0%                1.00%              .125%

Greater than 2.0x
but less than or equal to 2.5x              0%                1.15%              .200%


         The ratio of Consolidated Funded Debt to Consolidated EBITDA shall be determined by taking the Consolidated Funded Debt at the end of each fiscal quarter and dividing it by historical rolling twelve-month Consolidated EBITDA. The initial ratio of Consolidated Funded Debt to Consolidated EBITDA (the "Ratio") will be determined based on the fourth quarter of fiscal year 1999 financial statements; thereafter the Ratio shall be determined three (3) Business Days after the date on which the Agent receives financial statements pursuant to Sections 6.1 and 6.2 and a certificate from the Chief Financial Officer of the Borrower demonstrating the Ratio. If the Borrower has not submitted to the Agent the information described above as and when required under Sections 6.1 and 6.2, as the case may be, the Applicable Margin shall be determined by the Agent in its discretion for so long as such information has not been received by the Agent.

                                  SCHEDULE 5.1

                   Charter Documents of Certain Subsidiaries

                              Bright Horizons Inc.
                        CorporateFamily Solutions, Inc.

                                  SCHEDULE 5.2

                                   Locations

                                  SCHEDULE 5.4

             Subsidiaries of Bright Horizons Family Solutions, Inc.

                                  SCHEDULE 5.7

                                   Agreements

                                  SCHEDULE 5.9

                        Schedule of Financial Statements

                                 SCHEDULE 5.11


                          Issued and Outstanding Stock

                                 SCHEDULE 5.16

           Schedule of Indebtedness, Liens, Charges and Encumbrances

                                 SCHEDULE 5.17

                             Environmental Matters

                                 SCHEDULE 5.23

                             Intellectual Property

                                 SCHEDULE 5.24

                               Material Contacts

                                 SCHEDULE 5.25

                                    Permits

                                  SCHEDULE 8.5

                             Schedule of Insurance

                                  SCHEDULE 9.3

                                  Investments